Exhibit 2.1
COMBINATION AGREEMENT
AMONG
CONCHO RESOURCES INC.
CONCHO EQUITY HOLDINGS CORP.
CHASE OIL CORPORATION
CAZA ENERGY LLC
and the Other Signatories hereto
February 24, 2006

SCHEDULES
Schedule I—Concho Holdings Stockholders
Schedule II—WI Owners
Schedule III—Assets of the Sellers
Schedule IV—Chase Non-Accredited Investors and Additional Non-Accredited Assets
Schedule V—Chase Accredited Investors and Additional Accredited Assets
Caza Disclosure Schedule
Chase Disclosure Schedule
Concho Holdings Disclosure Schedule
Concho Holdings Stockholders Disclosure Schedule
Concho Resources Disclosure Schedule
EXHIBITS
5.6(a)—Stockholders’ Agreement
5.6(b)—Registration Rights Agreement
5.6(c)—Voting Agreement
5.6(d)—Business Opportunities Agreement
5.6(e)—Contract Operator Agreement

ii

5.6(f)—Assignment, Bill of Sale and Conveyance of Salt Water Disposal System Facilities

5.6(g)—Salt Water Disposal System Ownership and Operator Agreement

iii

COMBINATION AGREEMENT
     This Combination Agreement (this “Agreement”) is entered into as of February 24, 2006 by and among Concho Resources Inc., a Delaware corporation (“Concho Resources”), Concho Equity Holdings Corp., a Delaware corporation (“Concho Holdings”), all of the stockholders of Concho Holdings listed on Schedule I attached hereto (the “Concho Holdings Stockholders”), Chase Oil Corporation, a New Mexico corporation (“Chase”), Caza Energy LLC, a New Mexico limited liability company (“Caza”) and the Persons listed on Schedule II attached hereto (collectively, the “WI Owners”).
RECITALS
     WHEREAS, the Concho Holdings Stockholders have agreed to exchange all of the outstanding capital stock of Concho Holdings owned by them for the Concho Holdings Consideration;
     WHEREAS, Chase has agreed to transfer to Concho Resources the Chase Assets in exchange for the Chase Consideration;
     WHEREAS, Caza has agreed to transfer to Concho Resources the Caza Assets in exchange for the Caza Consideration;
     WHEREAS, the WI Owners have agreed to transfer to Concho Resources the WI Assets in exchange for the WI Consideration; and
     WHEREAS, the parties hereto desire to set forth the terms pursuant to which the transactions described above shall be consummated;
     NOW, THEREFORE, in consideration of the above premises and the respective representations, warranties, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
I. DEFINITIONS
     1.1 Defined Terms. As used in this Agreement, each of the following terms has the meaning given in this Section 1.1 or in the Section referred to below:
     “Additional Accredited Assets” means and includes all of the Chase Accredited Investor’s respective Oil and Gas Interests set forth on Schedule V attached hereto
     “Additional Non-Accredited Assets” means and includes all of the Chase Non-Accredited Investor’s respective Oil and Gas Interests set forth on Schedule IV attached hereto.
     “Affiliates” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such specified Person through one or more intermediaries or otherwise. For purposes of this definition, “control” means, where used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.
     “Assets” means and includes all of the Sellers’ respective Oil and Gas Interests set forth in Sellers’ Reserve Report, including without limitation, the Oil and Gas Interests on Schedule III attached hereto and the Chase Assets, the Caza Assets and the WI Assets.
     “Basic Documents” means the oil, gas and/or mineral leases which are included as part of the Oil and Gas Interests of such Person; all contracts and agreements, licenses, permits and easements, rights-of-way and other rights-of-surface use comprising any part of or otherwise relating to the Oil and Gas Interests of such Person; and all Operational Contracts of such Person. References in this Agreement to the “Basic Documents of the Concho Holdings Companies” mean the collective Basic Documents of the Concho Holdings Companies. References in this Agreement to the “Basic Documents of Chase” mean the collective Basic Documents of Chase related to the Chase Assets. References in this Agreement to the “Basic Documents of Caza” mean the collective Basic Documents of Caza related to the Caza Assets. References in this Agreement to the “Basic Documents of the WI Owners” mean the collective Basic Documents of the WI Owners related to the WI Assets.
     “Caza Disclosure Schedule” means the Caza Disclosure Schedule delivered in connection with this Agreement and any documents listed on such Caza Disclosure Schedule or expressly incorporated therein by reference.
     “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.
     “Chase Disclosure Schedule” means the Chase Disclosure Schedule delivered in connection with this Agreement and any documents listed on such Chase Disclosure Schedule or expressly incorporated therein by reference.
     “Commission” means the United States Securities and Exchange Commission.
     “Concho Assets” means and includes all of Concho Holdings Companies’ assets.
     “Concho Holdings Common Stock” means the common stock, par value $0.01 per share, of Concho Holdings.
     “Concho Holdings Companies” means Concho Holdings and any corporation more than 50% of whose outstanding voting securities, or any general partnership, joint venture, or similar entity more than 50% of whose total equity interests, is owned, directly or indirectly, by Concho Holdings, or any limited partnership of which Concho Holdings or any of its subsidiaries is a general partner.
     “Concho Holdings Consideration” means the Concho Holdings Common Consideration and the Concho Holdings Preferred Consideration.
     “Concho Holdings Disclosure Schedule” means the Concho Holdings Disclosure Schedule delivered in connection with this Agreement and any documents listed on such Concho Holdings Disclosure Schedule or expressly incorporated therein by reference.

     “Concho Holdings Preferred Stock” means the preferred stock, par value $0.01 per share, of Concho Holdings.
     “Concho Holdings Reserve Report” means the report furnished to Concho Resources by Concho Holdings prior to the date hereof estimating the Concho Holdings Companies proved oil and gas reserves as of December 31, 2005, as audited by Netherland, Sewell & Associates, Inc.
     “Concho Holdings Stock Option” means an option (issued and outstanding immediately prior to the Closing) to acquire shares of Concho Holdings Common Stock and Concho Holdings Preferred Stock granted pursuant to the Concho Holdings Stock Option Plan.
     “Concho Holdings Stock Option Plan” means the Concho Equity Holdings Corp. 2004 Stock Option Plan.
     “Concho Holdings Stock Purchase Agreement” means that certain Stock Purchase Agreement dated as of August 13, 2004, by and among Concho Holdings and the parties listed therein.
     “Concho Holdings Stockholders’ Agreement” means that certain Voting and Stockholders’ Agreement dated as of August 13, 2004, by and among Concho Holdings and the stockholders listed therein.
     “Concho Holdings Stockholders Disclosure Schedule” means the Concho Holdings Stockholders Disclosure Schedule delivered in connection with this Agreement and any documents listed on such Concho Holdings Stockholders Disclosure Schedule or expressly incorporated therein by reference.
     “Concho Resources Common Stock” means the common stock of Concho Resources, par value $0.001 per share.
     “Concho Resources Disclosure Schedule” means the Concho Resources Disclosure Schedule delivered in connection with this Agreement and any documents listed on such Concho Resources Disclosure Schedule or expressly incorporated therein by reference.
     “Effective Date” means January 1, 2006.
     “Environmental Law” means any federal, state or local statute, law, code, ordinance, rule, regulation, Permit, order or other legally enforceable authorization in effect on or before the Closing Date and applicable to the operations of the applicable party: (a) relating to Releases of Hazardous Materials into the environment, (b) relating to the generation, treatment, storage, use, handling, manufacturing or transportation of Hazardous Materials; (c) relating to health (to the extent relating to exposure to Hazardous Materials) and safety; or (d) otherwise relating to protection or pollution of the environment.
     “Escrow Agreement” means that certain Escrow Agreement dated of even date herewith by and among the Concho Holdings Stockholders and the escrow agent named therein, which complies with the terms of Revenue Procedure 84-42.

     “Equity Interest” means (a) the equity ownership rights in a business entity, whether a corporation, limited liability company, general or limited partnership, sole proprietorship or other business entity or organization, and whether in the form of capital stock, limited liability company interests, limited or general partnership interests or any other form of ownership, and (b) all Equity Interest Equivalents.
     “Equity Interest Equivalents” means all rights, warrants, options, convertible securities or indebtedness, exchangeable securities or other instruments, or other rights that are outstanding and exercisable for or convertible or exchangeable into, directly or indirectly, any equity ownership rights in a business entity, whether a corporation, limited liability company, general or limited partnership, sole proprietorship or other business entity or organization, and whether in the form of capital stock, limited liability company interests, limited or general partnership interests or any other form of ownership, at the time of issuance or upon the passage of time or occurrence of some future event.
     “GAAP” means generally accepted accounting principles, as recognized by the U.S. Financial Accounting Standards Board (or any generally recognized successor).
     “Governmental Authority” means any national, state, county or municipal government, domestic or foreign, any agency, board, bureau, commission, court, department or other instrumentality of any such government, or any arbitrator in any case that has jurisdiction over any party hereto or any of their respective properties or assets.
     “Hazardous Material” means: (a) any chemical, material, waste, pollutant or substance listed, defined or otherwise regulated by any Environmental Law; (b) any asbestos-containing materials, polychlorinated biphenyls, or radioactive materials or (c) petroleum, petroleum hydrocarbons or any fraction or byproducts thereof.
     “Hydrocarbons” means oil, condensate, gas, casinghead gas and other liquid or gaseous hydrocarbons.
     “Lien” means any lien, mortgage, security interest, pledge, deposit, restriction, burden, encumbrance, rights of a vendor under any title retention or conditional sale agreement or lease or other arrangement substantially equivalent thereto.
     “Material Adverse Effect” means any result, occurrence, condition, fact, change, event or effect that individually or in the aggregate with any such other results, occurrences, facts, changes, events or effects, is or could reasonably be expected to be materially adverse to the assets or the financial condition, operations, business, assets, liabilities or earnings of the applicable party or the ability of the applicable party to perform its obligations under or consummate the transactions contemplated by this Agreement.
     “Oil and Gas Interest(s)” means all (a) interests in and rights with respect to oil, gas, mineral and related properties and assets of any kind and nature, including working, cost-bearing, net profit, royalty and overriding royalty interests, production payments, operating rights, net profits interests, non-working interests and non-operating interests; (b) interests in and rights with respect to Hydrocarbons and other minerals or revenues therefrom and contracts in connection therewith and claims and rights thereto (including oil and gas leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements and, in each case, interests thereunder), surface and subsurface interests, fee interests, reversionary interests, reservations and concessions; (c) easements, rights of way, privileges, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and (d) interests in equipment and machinery (including well equipment and machinery), oil and gas production, gathering, transmission, compression, treating and processing facilities or equipment (including tanks, tank batteries, pipelines and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing; except for in the case of (a), (b) and (c), all interests in minerals, mineral fee interests, royalties, overriding royalty interests and other similar types of non-leasehold interests in and to the Assets currently owned of record by Chase, Caza or the WI Owners as evidenced by an instrument of conveyance, a reservation in an instrument of conveyance or other instrument recorded in the records of the county clerk of the county in which the Assets are located and in the case of (d) interests in or relating to the Saltwater Disposal System. References in this Agreement to the “Oil and Gas Interests of the Concho Holdings Companies” or the “Concho Holdings Companies’ Oil and Gas Interests” mean the collective Oil and Gas Interests of the Concho Holdings Companies. References in this Agreement to the “Oil and Gas Interests of Chase” or “Chase’s Oil and Gas Interests” mean the collective Oil and Gas Interests included in the Chase Assets. References in this Agreement to the “Oil and Gas Interests of Caza” or “Caza’s Oil and Gas Interests” mean the collective Oil and Gas Interests included in the Caza Assets. References in this Agreement to the “Oil and Gas Interests of the WI Owners” or “the WI Owners’ Oil and Gas Interests” mean the collective Oil and Gas Interests included in the WI Assets. References in this Agreement to the “Oil and Gas Interests of the Sellers” or “the Sellers’ Oil and Gas Interests” mean the collective Oil and Gas Interests included in the Assets.
     “Operational Contracts” means all contracts and agreements that are reasonably necessary to own, explore, develop, operate, maintain or use the Oil and Gas Interests of a Person in the manner in which they are currently being owned, explored, developed, operated, maintained or used, and in accordance with the prudent practices of the oil and gas industry.
     “Parties” means Sellers and Concho Holdings, the Concho Holdings Stockholders, and Concho Resources.
     “Business Day” means any day that is not a Saturday, Sunday or legal holiday in the State of Texas or a federal holiday in the United States.
     “Permit” means any permit, license, registration, consent, exemption, variance, or approval.
     “Permitted Liens” means (a) Liens for Taxes, impositions, assessments, fees, rents or other governmental charges levied, assessed or imposed not yet delinquent, (b) statutory Liens (including materialmen’s, warehousemen’s, mechanic’s, repairmen’s, landlord’s, and other similar Liens) arising in the ordinary course of business securing payments not yet delinquent, (c) Liens of public record, (d) the rights of lessors and lessees under leases, and the rights of third parties under any agreement, executed in the ordinary course of business, (e) the rights of licensors and licensees under licenses executed in the ordinary course of business, (f) restrictive covenants, easements and defects, imperfections or irregularities of title or Liens, if any, as would not reasonably be expected to result in a Material Adverse Effect on the Assets, (g) purchase money Liens and Liens securing rental payments under capital lease arrangements, (h) preferential purchase rights and other similar arrangements with respect to which consents or waivers are obtained for the transactions contemplated by this Agreement or as to which the time for asserting such rights has expired at the Closing Date without an exercise of such rights, (i) restrictions on transfer with respect to which consents or waivers are obtained for the transactions contemplated by this Agreement, (j) any Liens created pursuant to operating or similar agreements, (k) Liens entered into in the ordinary course of business which do not secure the payment of indebtedness for borrowed money and which do not materially and adversely affect the ability of Chase or Caza to conduct their business, (l) Liens shown on the Chase Disclosure Schedule or the Caza Disclosure Schedule and (m) Liens created by Concho Holdings, Concho Holdings Stockholders, Concho Resources or their Affiliates, or their successors and assigns; provided, however, that as to each of the foregoing none shall serve to (A) impair or diminish the value, ownership, operation or development of any Asset, or (B) reduce any working interest or net revenue, or increase any Asset or working interest without a corresponding increase in the associated net revenue, set forth respectively in the Sellers Reserve Report or the Concho Holdings Reserve Report.
     “Person” means any natural person, corporation, partnership, limited liability company, trust, unincorporated organization, Governmental Authority, or other entity.
     “Properties” means all (a) interests in and rights with respect to oil, gas, mineral and related properties and assets of any kind and nature, including working, cost-bearing, net profit, royalty and overriding royalty interests, production payments, operating rights, net profits interests, non-working interests and non-operating interests and (b) interests in and rights with respect to Hydrocarbons and other minerals or revenues therefrom and contracts in connection therewith and claims and rights thereto (including oil and gas leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements and, in each case, interests thereunder), surface and subsurface interests, fee interests, reversionary interests, reservations and concessions; except for in each case, all interests in minerals, mineral fee interests, royalties, overriding royalty interests and other similar types of non-leasehold interests in and to the Assets currently owned of record by Chase, Caza or the WI Owners as evidenced by an instrument of conveyance, a reservation in an instrument of conveyance or other instrument recorded in the records of the county clerk of the county in which the Assets are located.
     “Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping or disposing.
     “Reasonable Efforts” means efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.
     “Representatives” means, as to any Person, its officers, directors, employees, counsel, accountants, financial advisers and consultants.

     “Saltwater Disposal System: means that certain saltwater disposal system located in Eddy and Lea Counties, New Mexico owned by Chase, Caza, the WI Owners and certain Affiliates thereof, as further described in that Assignment, Bill of Sale and Conveyance of Salt Water Disposal System Facilities dated as of even date herewith, in the form attached as Exhibit 5.6(f) of this Agreement.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Sellers” means Chase, Caza and the WI Owners, collectively, and “Seller” means each of Chase, Caza and the WI Owners, respectively.
     “Sellers Reserve Report” means the report furnished to Concho Resources by Chase prior to the date hereof estimating the proved oil and gas reserves as of December 31, 2005 of Chase, Caza and the WI Owners, as audited by Cawley, Gillespie & Associates, Inc.
     “Third-Party Consent” means the consent or approval of any Person other than any Governmental Authority.
     1.2 Certain Additional Defined Terms. In addition to such terms as are defined in Section 1.1, the following terms are used in this Agreement and defined in the preamble to this Agreement or in the Section of this Agreement set forth opposite such term:

Defined Term	Section Reference
Agreement	Preamble
Ancillary Agreements	5.7
Caza	Preamble
Caza Assets	2.3
Caza Balance Sheet	3.4(e)
Caza Consideration	2.3
Caza Financial Statements	3.4(e)
Chase	Preamble
Chase Accredited Investors	2.6(c)
Chase Assets	2.2
Chase Balance Sheet	3.3(e)
Chase Consideration	2.2
Chase Entities	5.8
Chase Financial Statements	3.3(e)
Chase Non-Accredited Investors	2.6
Closing	7.1
Closing Date	7.1
Code	2.5
Concho Holdings	Preamble
Concho Holdings Balance Sheet	3.1(e)
Concho Holdings Common Consideration	2.1(a)
Concho Holdings Financial Statements	3.1(e)
Concho Holdings Preferred Consideration	2.1(b)
Concho Holdings Stockholders	Preamble
Concho Non-Accredited Investors	2.6

Defined Term	Section Reference
Concho Non-Participating Investors	2.6(a)
Concho Resources	Preamble
Concho Resources Entities	5.8
Consents	5.15
ERISA	3.1(j)
Indemnified Party	5.10
IPO	5.16
Merger Sub	2.6(a)
Preferential Rights	5.15
Proscribed Action	2.5
Transfer Taxes	5.12
WI Assets	2.4
WI Consideration	2.4
WI Owners	Preamble
II. PURCHASE OF EQUITY INTERESTS AND ASSETS
     Subject to the terms and conditions of this Agreement, on the Closing Date:
     2.1 Concho Holdings Stockholders.
     (a) Each Concho Holdings Stockholder shall transfer and assign to Concho Resources all shares of the outstanding Concho Holdings Common Stock then owned by such Concho Holdings Stockholder free and clear of any Liens, and, in exchange therefor, such Concho Holdings Stockholder shall receive one (1) share of Concho Resources Common Stock for each share of Concho Holdings Common Stock so transferred and assigned (the aggregate number of such shares of Concho Resources Common Stock being hereinafter referred to as the “Concho Holdings Common Consideration”).
          1. Each Concho Holdings Stockholder shall transfer and assign to Concho Resources all shares of the outstanding Concho Holdings Preferred Stock then owned by such Concho Holdings Stockholder free and clear of any Liens, and, in exchange therefor, such Concho Holdings Stockholder shall receive one and one-half (1.5) shares of Concho Resources Common Stock for each share of Concho Holdings Preferred Stock so transferred and assigned (the aggregate number of such shares of Concho Resources Preferred Stock being hereinafter referred to as the “Concho Holdings Preferred Consideration”).
     (b) At or prior to the Closing, the Concho Holdings Stock Option Plan will be assumed and adopted by Concho Resources. At the Closing, each Concho Holdings Stock Option that is outstanding and unexercised immediately prior to the Closing shall be assumed by Concho Resources and adjusted to become an option to purchase shares of Concho Resources Common Stock in accordance with the rules set forth in Treasury Regulations Section 1.424-1(a).
     2.2 Chase Assets. Chase shall transfer and assign to Concho Resources all of its right, title and interest in and to the Assets (the “Chase Assets”) free and clear of any Liens,

other than Permitted Liens, and Concho Resources shall acquire the Chase Assets in exchange for 56,009,965 shares of Concho Resources Common Stock and $322,979,318 in cash (the “Chase Consideration”).
     2.3 Caza Assets. Caza shall transfer and assign to Concho Resources all of its right, title and interest in and to the Assets (the “Caza Assets”) free and clear of any Liens, other than Permitted Liens, and Concho Resources shall acquire the Caza Assets in exchange for 4,999,851 shares of Concho Resources Common Stock and $28,831,450 in cash (the “Caza Consideration”).
     2.4 WI Assets. Each WI Owner shall transfer and assign to Concho Resources all of such WI Owner’s right, title and interest in and to the Assets (such Assets of all WI Owners being hereinafter collectively referred to as, the “WI Assets”) free and clear of any Liens, other than Permitted Liens, and Concho Resources shall acquire the WI Assets in exchange for an aggregate of 8,356,811 shares of Concho Resources Common Stock and $48,189,232 in cash (the “WI Consideration”). The WI Consideration shall be paid to each of the WI Owners as set forth on Schedule II hereto.
     2.5 Tax Treatment. The parties hereto intend for the transactions described herein to qualify for nonrecognition of gain or loss under Section 351(a) of the Internal Revenue Code of 1986, as amended (the “Code”). The parties agree to report the transactions in accordance with the foregoing sentence for all federal income tax purposes. Each party agrees to take no action which, alone or in combination with the actions of others, reasonably could prevent the transactions from qualifying for nonrecognition of gain or loss under Section 351(a) of the Code (a “Proscribed Action”), including, but not limited to, any prearranged sale, distribution, contribution or other disposition of Concho Resources Common Stock. For purposes of this Section 2.5, the parties shall assume that the Sellers will sell to third parties in a registered secondary offering in connection with the IPO 20% of the shares of Concho Resources Common Stock and any such sale by the Sellers of up to 20% of the shares of Concho Resources Common Stock shall not, with respect to the Sellers, be considered a Proscribed Action. A Proscribed Action shall not include a redemption of Concho Resources Common Stock by Concho Resources.
     2.6 Non-Accredited Investors and Non-Selling Accredited Investors. The parties to this Agreement acknowledge that the Concho Non-Participating Investors (defined below) own certain shares of Concho Holdings Common Stock and Concho Holdings Preferred Stock, and the Chase Non-Accredited Investors (defined below) and Chase Accredited Investors (as defined below) own certain interests in the Assets, which are integral and vital to the transactions contemplated by this Agreement and the future success of Concho Resources. The parties to this Agreement acknowledge it is contemplated that (i) with respect to the Concho Non-Participating Investors and the Chase Non-Accredited Investors, as soon as possible after the informational requirements of Regulation D under the Securities Act are met and (ii) with respect to the Chase Accredited Investors, as soon as possible:
     (a) (1) Concho Resources will contribute 100% of the shares of Concho Holdings received from the Concho Holdings Stockholders to a newly-created wholly-owned subsidiary of Concho Resources (“Merger Sub”); (2) Merger Sub will merge with and into Concho Holdings (with Concho Holdings being the surviving entity)

pursuant to Section 253 of the General Corporation Law of the State of Delaware in a merger intended to qualify as a reorganization under Section 368(a) of the Code; and (3) as a result of such merger, each holder of capital stock of Concho Holdings other than Merger Sub (the “Concho Non-Participating Investors”) shall be entitled to receive (upon surrender of each share of capital stock of Concho Holdings then held by such Person) such number of shares of Concho Resources Common Stock as such holder would have been entitled to receive had such holder been a party to the Escrow Agreement; and
     (b) each of the non-accredited investors listed in Schedule IV to this Agreement (the “Chase Non-Accredited Investors”) shall transfer and assign to Concho Resources using substantially the same form of assignment used to convey the Assets to Concho Resources or its Affiliates all of such Chase Non-Accredited Investor’s right, title and interest in and to the Additional Non-Accredited Assets free and clear of any Liens, other than Permitted Liens, and Concho Resources, as of the Effective Date, shall acquire such Chase Non-Accredited Investor’s right, title and interest in and to the Additional Non-Accredited Assets in exchange for total aggregate consideration not to exceed $905,928.45 in the form of, at the option of such Chase Non-Accredited Investor, shares of Concho Resources Common Stock (at a per share price of $6.00) and/or cash.
     (c) each of the non-participating accredited investors listed in Schedule V to this Agreement (the “Chase Accredited Investors”) shall transfer and assign to Concho Resources using substantially the same form of assignment used to convey the Assets all of such Chase Accredited Investor’s right, title and interest in and to the Additional Accredited Assets free and clear of any Liens, other than Permitted Liens, and Concho Resources, as of the Effective Date, shall acquire such Chase Accredited Investor’s right, title and interest in and to the Additional Accredited Assets in exchange for total aggregate consideration not to exceed $10,267,059.99 in the form of, at the option of such Chase Accredited Investor, shares of Concho Resources Common Stock (at a per share price of $6.00) and/or cash.
III. REPRESENTATIONS AND WARRANTIES
     3.1 Representations and Warranties of Concho Holdings. Concho Holdings hereby represents and warrants to Concho Resources and the Sellers as follows, except as set forth, specifically with reference to a particular section below, on the Concho Holdings Disclosure Schedule:
     (a) Organization. Each of the Concho Holdings Companies is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; has the requisite power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted; and is duly qualified to do business as a foreign entity and is in good standing, in each jurisdiction where the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary (except where any failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Concho Holdings or Concho Resources).

     (b) Authority and Enforceability. Concho Holdings has the requisite corporate power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Concho Holdings of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, including approval by the board of directors and the stockholders of Concho Holdings, and no other corporate proceedings are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered and constitutes a valid and binding obligation of Concho Holdings enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies.
     (c) No Violations. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien on any of the properties or assets of the Concho Holdings Companies under, any provision of: (i) the certificate of incorporation, bylaws or any other organizational documents of any of the Concho Holdings Companies; (ii) any agreement including any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or other agreement or instrument applicable to the Concho Holdings Companies or by which any of their respective assets or properties may be bound; or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Concho Holdings Companies or any of their respective properties or assets, other than, in the case of clause (ii) or (iii) above, any such conflict, violation, default, right, loss or Lien that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Concho Holdings or Concho Resources.
     (d) No Consents. No consent, approval, order or authorization of, registration, declaration or filing with, or permit from, any Governmental Authority is required by or with respect to any of the Concho Holdings Companies in connection with the execution and delivery by Concho Holdings of this Agreement or the consummation by Concho Holdings of the transactions contemplated hereby. No Third-Party Consent is required by or with respect to any of the Concho Holdings Companies in connection with the execution and delivery by it of this Agreement or the consummation by Concho Holdings of the transactions contemplated hereby, except for any such Third-Party Consent which the failure to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Concho Holdings.
     (e) Financial Statements. Concho Holdings has delivered to Concho Resources and the Sellers copies of the financial statements listed on Schedule 3.1(e) of the Concho Holdings Disclosure Schedule (such financial statements collectively being referred to as the “Concho Holdings Financial Statements”). The Concho Holdings Financial Statements, including the notes thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except to the extent disclosed therein or required by changes in GAAP) and fairly present in all material respects the consolidated financial position of Concho Holdings at the dates thereof and the consolidated results of the operations of Concho Holdings for the periods indicated. There is no liability or obligation of any kind, whether accrued, absolute, fixed, contingent, or otherwise, of Concho Holdings other than (i) liabilities adequately reflected or reserved against in the Concho Holdings Balance Sheet (or expressly identified in the notes to the Concho Holdings Financial Statements), (ii) liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2005 or (iii) any such liabilities which would not be required to be presented in financial statements or the notes thereto prepared in conformity with GAAP applied, in a manner consistent with past practice, in the preparation of the Concho Holdings Financial Statements and which, individually or in the aggregate (A) would not reasonably be expected to have a Material Adverse Effect on Concho Holdings, taken as a whole, or Concho Resources and (B) do not in any case exceed $1,000,000 in the aggregate (provided that this clause (B) shall not constitute evidence of whether a liability, obligation or other fact, event or occurrence shall constitute a Material Adverse Effect).
     (f) Capital Structure. The authorized capital stock of Concho Holdings consists of 30,000,000 shares of common stock and 30,000,000 shares of preferred stock. There are 21,891,184 shares of common stock issued and outstanding, and 17,411,025 shares of preferred stock issued and outstanding. There are 1,879,334 issued and outstanding Concho Holdings Stock Options. No shares of capital stock are reserved for issuance for any other purpose. All the issued and outstanding shares of capital stock of Concho Holdings are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights. There are no Equity Interest Equivalents or other contracts of any character to which Concho Holdings is a party or by which it is bound obligating Concho Holdings to issue, deliver, sell, pledge, dispose of or encumber or cause to be, issued, delivered, sold, pledged, disposed of or encumbered additional Equity Interests of Concho Holdings. There are no outstanding obligations of Concho Holdings to repurchase, redeem, or otherwise acquire any Equity Interests of Concho Holdings. Schedule 3.1(f) of the Concho Holdings Disclosure Schedule identifies as of the date of this Agreement the record and beneficial owner, if different, of the issued and outstanding Concho Holdings Equity Interests. On the Closing Date pursuant to the terms and conditions of this Agreement, Concho Resources will acquire at least 98% of the issued and outstanding shares of Concho Holdings Common Stock, free and clear of any Liens and at least 98% of the issued and outstanding shares of Concho Holdings Preferred Stock, free and clear of any Liens.
     (g) Violations; Defaults; Permits. None of the Concho Holdings Companies is in violation of, or in default in any material respect under, and no event has occurred that (with notice or the lapse of time or both) would constitute a violation of or default under (i) its certificate of incorporation, bylaws or other organizational documents, (ii) any applicable law, rule, regulation, ordinance, order, writ, decree or judgment of any Governmental Authority, or (iii) any agreement of the Concho Holdings Companies, except (in the case of clause (ii) or (iii) above) for any violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Concho Holdings. The Concho Holdings Companies have obtained and hold all permits, licenses, variances, exemptions, orders, franchises, approvals and authorizations of all Persons necessary for the lawful conduct of their respective businesses and the lawful ownership, use and operation of their respective assets, except for such permits, licenses, variances, exemptions, orders, franchises, approvals and authorizations which the failure to obtain or hold would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Concho Holdings.
     (h) Litigation. No litigation, arbitration, investigation or other proceeding of any Person is pending or, to the knowledge of Concho Holdings, threatened against Concho Holdings or its assets, nor to the knowledge of Concho Holdings are there any facts or circumstances existing which could reasonably give rise to any such litigation, arbitration, investigation or proceeding. Concho Holdings is not subject to any outstanding injunction, judgment, order, decree, settlement agreement, conciliation agreement, letter of commitment, deficiency letter or ruling (other than routine oil and gas field regulatory orders).
     (i) Taxes. Each of the Concho Holdings Companies has filed accurately and completely all federal, state, local and foreign tax returns and reports required to be filed by it and has paid all applicable taxes due. No taxing authority or agency, domestic or foreign, is now asserting or, to the knowledge of Concho Holdings, threatening to assert against any of the Concho Holdings Companies any adjustment, deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. None of the Concho Holdings Companies has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any federal, state, county, municipal or foreign tax. The accruals and reserves for taxes reflected in the Concho Holdings Financial Statements are adequate to cover all taxes accruable through such date (including interest and penalties, if any, thereon) in accordance with GAAP. There are no tax Liens on the assets of the Concho Holdings Companies other than Liens for taxes not yet due and payable.
     (j) ERISA. During the past six years, none of the Concho Holdings Companies or any Affiliate have made or been required to make contributions to any “multiemployer plan,” as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974 (“ERISA”). The Concho Holdings Companies and their Affiliates have paid and discharged promptly when due all liabilities and obligations arising under ERISA or the Code of a character which if unpaid or unperformed might result in the imposition of a lien against any of the assets or properties of the Concho Holdings Companies. For purposes of this subsection, “Affiliate” means any trade or business (whether or not incorporated) that is as of the date of this Agreement, or at any time within the six years preceding the date hereof would have been, treated as a “single employer” with any of the Concho Holdings Companies under Section 414(b), (c), (m) or (o) of the Code.
     (k) Title to Assets. The Concho Holdings Companies have (i) good and defensible title to their respective assets, including, without limitation, the Concho Holdings Companies’ Oil and Gas Interests, and the Concho Holding Companies’ respective ownership interests in the Concho Holdings Companies’ Oil and Gas Interests is at least equal to that reflected in the Concho Holdings Reserve Report, (ii) good and marketable title to all other real property owned by them (including pipeline easement rights) to the extent necessary to carry on their business, and (iii) good and marketable title to all personal property owned by them, in each case free and clear of all Liens, other than Permitted Liens. All Basic Documents of the Concho Holdings Companies pursuant to which the Concho Holdings Companies own, operate or hold any material assets are in full force and effect, and none of the Concho Holdings Companies have received any notice, whether written or oral, of default under any Basic Document of the Concho Holdings Companies or of termination of or intention to terminate any Basic Document of the Concho Holdings Companies and, to Concho Holdings’ knowledge, no event has occurred which (with notice or lapse of time, or both) would constitute a default under any Basic Document of the Concho Holdings Companies or give any of the Concho Holdings Companies or any other party to any Basic Document of the Concho Holdings Companies the right to terminate any Basic Document of the Concho Holdings Companies.
     (l) Oil and Gas Interests. All proceeds from the sale of the Concho Holdings Companies’ share of the Hydrocarbons being produced from Concho Holdings Companies’ Properties are currently being paid in full to the Concho Holdings Companies by the purchasers thereof on a timely basis, and none of such proceeds are currently being held in suspense by such purchaser or any other party. No Properties of the Concho Holdings Companies is subject to (or has related to it) any area of mutual interest agreements, non-competition agreements or other similar agreements or any farm-out or farm-in agreement or any other agreements under which any party thereto is entitled to receive assignments not yet made, or could earn additional assignments. No Properties of the Concho Holdings Companies is held pursuant to an arrangement that is subject to (or has not properly elected out of the provisions of) Subchapter K of the Code.
     (m) Production Data. Subject to such adjustments as are ordinary and customary in the oil and gas industry, to Concho Holdings’ knowledge, the production and other data furnished by Concho Holdings to Concho Resources and the Sellers in their review of the Concho Holdings Companies’ Properties, and any supplements thereto, is now, and on the Closing Date will be, complete and correct, in all material respects, and production has not decreased other than normal declines in production rates over time, individually, on a property-by-property or well-by-well basis or in the aggregate, from the production information furnished to Concho Resources and the Sellers, except that no representation or warranty is made as to reserve estimates, price projections, values assigned to reserves or other assumptions or projections, interpretive data or geophysical or seismic data included therein.
     (n) Gas or Pipeline Imbalances. There are no wellhead or pipeline imbalances as of the Closing Date attributable to the Oil and Gas Interests of the Concho Holdings Companies.
     (o) Environmental Matters. Except as set forth herein this Section 3.1(o), none of the Concho Holding Companies make any representation or warranty in this Agreement with respect to the Concho Assets as they relate to any Hazardous Materials or to any alleged compliance with, or potential liability under, any Environmental Law.

          1. The Concho Assets and any of the Concho Holding Companies’ businesses with respect thereto and any operations thereof are, and within all applicable statute of limitation periods have been, in material compliance with all applicable Environmental Laws.
          2. All material Permits required under applicable Environmental Laws for operating the Concho Assets as they are currently being operated have been obtained and are currently in full force and effect, and none of the Concho Holding Companies has received any written notice that any such existing Permit will be revoked or any pending application for any new Permit or renewal of any existing Permit will be protested or denied.
          3. None of the Concho Holding Companies has received any written notice of any claim, suit, investigation, request for information, or proceeding concerning any alleged material violation of, or any potential material liability under, any applicable Environmental Law with respect to the Concho Assets and, to the knowledge of any of the Concho Holding Companies, there are no circumstances that would reasonably be likely to result in the receipt of such notice of claim, suit, investigation, request for information, or proceeding.
          4. There has been no Release or disposal of Hazardous Materials in any material respect at, on, under or from any of the Concho Assets.
          5. None of the Concho Holding Companies has received any written notice asserting a potential material liability under applicable Environmental Law with respect to the Release or disposal of Hazardous Materials at, under, or from any real properties offsite the Concho Assets where such Hazardous Materials had been transported to or disposed of by or on behalf of any of the Concho Holding Companies.
          6. To the knowledge of any of the Concho Holding Companies, there has been no exposure of any Person or property to any Hazardous Materials as a result of or in connection with operation of the Concho Assets that would reasonably be expected to form the basis for a claim for damages or compensation.
          7. Each of the Concho Holding Companies has made available to Chase, Caza, and the WI Owners, as requested, copies of all environmental reports, analyses, and correspondence relating to the Concho Assets that are in any of the Concho Holding Companies’ possession or control and relating to alleged material compliance with, or potential material liability under, any applicable Environmental Laws.
          (p) Basic Documents. To Concho Holdings’ knowledge:
          1. all payments (including all delay rentals, royalties, shut-in royalties and payments and valid calls for payment or prepayment) due under the Basic Documents of the Concho Holdings Companies have been and are being made (timely, and before the same became delinquent) by the Concho Holdings Companies in all material respects, or if such payments have been or are being made by third parties, such payments have been and are being made by such third parties where the non-payment of same by such third party could materially and adversely affect the ownership, exploration, development, operation, maintenance, value or use of any of the Oil and Gas Interests of the Concho Holdings Companies; and

          2. no pending or threatened disputes for payments under any joint operating agreements affecting the Oil and Gas Interests of the Concho Holdings Companies exist including, without limitation, outstanding audit exceptions.
          For the purposes of the representations contained in this subsection (and without limitation of such representations), the non-payment of an amount, or non-performance of an obligation, where such non-payment, or non-performance, could result in the forfeiture or termination of rights of any of the Concho Holdings Companies under a Basic Document of the Concho Holdings Companies, shall be considered material.
     (q) State of Repair. To such Concho Holdings’ knowledge, the properties included in the Oil and Gas Interests of the Concho Holdings Companies have been maintained in a state of repair so as to be reasonably adequate for normal operations.
     (r) Certain Agreements. Except for casinghead gas purchase contracts and AFE’s entered into in the normal course of business, there are no agreements, contracts or commitments (including, without limitation, any management, service, consulting, or other similar contract) to which the assets and properties of the Concho Holdings Companies are subject (i) which involve payment of more than $250,000, (ii) which cannot be terminated by the Concho Holdings Companies upon written notice of 60 days or less and without penalty or other obligation, (iii) limiting in any respect the Concho Holdings Companies’ ability to compete with any Person or otherwise conduct business of any line or nature or (iv) solely among the Concho Holdings Companies and any of their affiliate which will survive the Closing. There are no joint venture or general or limited partnership agreements to which any of the Concho Holdings Companies is subject.
     (s) Disputes and Inquiries. There are no (i) disputes pending, or, to the knowledge of Concho Holdings, threatened, which involve any of the Concho Holdings Companies and any Person regarding any claim involving an amount in excess of $250,000 or (ii) inquiries or notices from any Governmental Authorities relating to the assets, properties or operations of any of the Concho Holdings Companies.
     (t) Brokers. Except for J.P. Morgan Securities Inc., no broker, finder, investment banker or other Person is or will be, in connection with the transactions contemplated by this Agreement, entitled to any brokerage, finder’s or other fee or compensation based on any arrangement or agreement made by or on behalf of any of the Concho Holdings Companies for which any party will have any obligation or liability.
     3.2 Representations and Warranties of the Concho Holdings Stockholders. Each of the Concho Holdings Stockholders, severally as to itself and not jointly, hereby represents and warrants to Concho Resources and the Sellers as follows, except as set forth, specifically with reference to a particular section below, on the Concho Holdings Stockholder Disclosure Schedule:
     (a) Organization and Good Standing. Such Concho Holdings Stockholder (if such Concho Holdings Stockholders is not a natural Person) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized;

has the requisite power and authority, and if such Concho Holdings Stockholder is a natural Person, capacity, to own, lease and operate its properties and to conduct its business as it is presently being conducted; and is duly qualified to do business as a foreign entity and is in good standing, in each jurisdiction where the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary (except where any failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Concho Holdings Stockholder).
     (b) Authority and Enforceability. Such Concho Holdings Stockholder (if such Concho Holdings Stockholder is not a natural Person) has the requisite corporate or other power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by such Concho Holdings Stockholder of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or other action and no other corporate or other proceedings are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered and constitutes a valid and binding obligation of such Concho Holdings Stockholder enforceable against such Concho Holdings Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies.
     (c) No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by such Concho Holdings Stockholder do not, and the performance by such Concho Holdings Stockholder of the transactions contemplated hereby or thereby will not violate, conflict with, require any consent under or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or give any party the right to terminate or accelerate any obligation, or give rise to the creation of any Lien upon any Concho Holdings Equity Interest under, any of the terms, conditions, or provisions of any organizational document, contract or other instrument or obligation to which such Concho Holdings Stockholder is a party or by which it may be bound, or violate any order, writ, judgment, injunction, decree, statute, law, rule, or regulation of any Governmental Authority binding upon such Concho Holdings Stockholder. No consent of or registration, declaration, or filing with any Governmental Authority is required by or with respect to such Concho Holdings Stockholder in connection with the execution and delivery of this Agreement by such Concho Holdings Stockholder or the consummation of the transactions contemplated hereby.
     (d) Ownership. Such Concho Holdings Stockholder is the holder of record of and owns beneficially the Concho Holdings Equity Interests identified as being owned by such Concho Holdings Stockholder in Schedule 3.1(f) of the Concho Holdings Disclosure Schedule and to be acquired by Concho Resources in accordance with Section 2.1 hereof, and, as of the Closing Date, such Concho Holdings Stockholder will be the holder of record and will own beneficially the Concho Holdings Equity Interests, free and clear of all Liens. On the Closing Date, Concho Resources will receive good and valid title to the Concho Holdings Equity Interests owned by such Concho Holdings Stockholder, free and clear of all Liens.

     (e) Accredited Investor. Such Concho Holdings Stockholder is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Commission.
     (f) Restricted Securities. Such Concho Holdings Stockholder understands that the shares of Concho Resources Common Stock will not have been registered pursuant to the Securities Act or any applicable state securities laws, that the shares of Concho Resources Common Stock will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the shares of Concho Resources Common Stock cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this connection, such Concho Holdings Stockholder represents that it is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. A legend indicating that the shares of Concho Resources Common Stock have not been registered under applicable federal and state securities laws and referring to the restrictions on transferability and sale of the Concho Resources Common Stock pursuant to this Agreement or otherwise may be placed on any certificate(s) or other document delivered to such Concho Holdings Stockholder or any substitute therefor and any transfer agent of Concho Resources may be instructed to require compliance therewith.
     (g) Investment Intent. The Concho Resources Common Stock is being acquired for such Concho Holdings Stockholder’s own investment portfolio and account (and not on behalf of, and without the participation of, any other Person) with the intent of holding the Concho Resources Common Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Concho Resources Common Stock and not with a view to, or for resale in connection with, any distribution of the Concho Resources Common Stock in violation of applicable securities laws or any portion thereof in violation of applicable securities laws. As of the Closing Date, no Concho Holdings Stockholder has plans to transfer any of the Concho Resources Common Stock on a specified date or to a specified person, other than in connection with the IPO.
     3.3 Representations and Warranties of Chase. Chase hereby represents and warrants to Concho Resources and the Concho Holdings Stockholders as follows, except as set forth, specifically with reference to a particular section below, on the Chase Disclosure Schedule:
     (a) Organization. Chase is a corporation duly organized, validly existing and in good standing under the laws of the State of New Mexico; has the requisite power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted; and is duly qualified to do business as a foreign corporation and is in good standing, in each jurisdiction where the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary (except where any failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Assets).

     (b) Authority and Enforceability. Chase has the requisite corporate power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Chase of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, including approval by the board of directors and stockholders of Chase, and no other corporate proceedings are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered and constitutes a valid and binding obligation of Chase enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies.
     (c) No Violations. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien on any of the properties or assets of Chase under, any provision of: (i) the certificate of incorporation, bylaws or any other organizational documents of Chase; (ii) any agreement including any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or other agreement or instrument applicable to Chase or by which any of its assets or properties may be bound; or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Chase or any of its properties or assets, other than, in the case of clause (ii) or (iii) above, any such conflict, violation, default, right, loss or Lien that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Assets.
     (d) No Consents. No consent, approval, order or authorization of, registration, declaration or filing with, or permit from, any Governmental Authority is required by or with respect to Chase in connection with the execution and delivery by Chase of this Agreement or the consummation by Chase of the transactions contemplated hereby. No Third-Party Consent is required by or with respect to Chase in connection with the execution and delivery by it of this Agreement or the consummation by it of the transactions contemplated hereby, except for any such Third-Party Consent which the failure to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Assets.
     (e) Financial Statements. Chase has delivered to Concho Resources copies of the financial statements listed on Schedule 3.3(e) of the Chase Disclosure Schedule (such financial statements collectively being referred to as the “Chase Financial Statements”). The Chase Financial Statements, including the notes thereto, if any, fairly present in all material respects the financial position of Chase at the dates thereof and the results of the operations of Chase for the periods indicated. There is no liability or obligation of any kind, whether accrued, absolute, fixed, contingent, or otherwise, of Chase other than (i) liabilities adequately reflected or reserved against in the Chase Balance Sheet (or expressly identified in the notes to the Chase Financial Statements), (ii) liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2005, or (iii) any such liabilities which, individually or in aggregate (A) would not reasonably be expected to have a Material Adverse Effect on Chase, taken as a whole and (B) do not in any case exceed $1,000,000 in the aggregate (provided that this clause (B) shall not constitute evidence of whether a liability, obligation or other fact, event or occurrence shall constitute a Material Adverse Effect).
     (f) Capital Structure. There are no Equity Interest Equivalents or other contracts of any character to which Chase is a party or by which it is bound obligating Chase to issue, deliver, or sell, or cause to be, issued, delivered or sold, additional Equity Interests of Chase. There are no outstanding obligations of Chase to repurchase, redeem, or otherwise acquire any Equity Interests of Chase. Schedule 3.3(f) of the Chase Disclosure Schedule identifies as of the date of this Agreement the record and beneficial owner, if different, of the issued and outstanding Chase Equity Interests.
     (g) Violations; Defaults; Permits. Chase is not in violation of, or in default in any material respect under, and no event has occurred that (with notice or the lapse of time or both) would constitute a violation of or default under (i) its certificate of incorporation, bylaws or other organizational documents, (ii) any applicable law, rule, regulation, ordinance, order, writ, decree or judgment of any Governmental Authority, or (iii) any agreement of Chase, except (in the case of clause (ii) or (iii) above) for any violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Assets. Chase has obtained and holds all permits, licenses, variances, exemptions, orders, franchises, approvals and authorizations of all Persons necessary for the lawful conduct of its business and the lawful ownership, use and operation of the Chase Assets, except for such permits, licenses, variances, exemptions, orders, franchises, approvals and authorizations which the failure to obtain or hold would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Assets.
     (h) Litigation. No litigation, arbitration, investigation or other proceeding of any Person is pending or, to the knowledge of Chase, threatened against Chase or the Chase Assets, nor to the knowledge of Chase are there any facts or circumstances existing which could reasonably give rise to any such litigation, arbitration, investigation or other proceeding. Neither Chase nor the Chase Assets is subject to any outstanding injunction, judgment, order, decree, settlement agreement, conciliation agreement, letter of commitment, deficiency letter or ruling (other than routine oil and gas field regulatory orders).
     (i) Title to Assets. Chase has (i) good and defensible title to the Chase Assets, including without limitation, Chase’s Oil and Gas Interests, and Chase’s ownership interest in Chase’s Oil and Gas Interests, together with the Oil and Gas Interests of the other Sellers, is at least equal to that reflected in the Sellers Reserve Report, (ii) good and marketable title to all other real property owned by it and included in the Chase Assets (including pipeline easement rights) to the extent necessary to carry on its business as it relates to the Chase Assets, and (iii) good and marketable title to all personal property owned by it and included in the Chase Assets, in each case free and clear of all Liens, other than Permitted Liens. All Basic Documents of Chase pursuant to which Chase owns, operates or holds any of the Assets are in full force and effect, and Chase has not received any notice, whether written or oral, of default under any Basic

Document of Chase or of termination of or intention to terminate any Basic Document of Chase and, to its knowledge, no event has occurred which (with notice or lapse of time, or both) would constitute a default under any Basic Document of Chase or give Chase or any other party to any Basic Document of Chase the right to terminate any Basic Document of Chase.
     (j) Oil and Gas Interests. All proceeds from the sale of Chase’s share of the Hydrocarbons being produced from the Properties included in the Chase Assets are currently being paid in full to Chase by the purchasers thereof on a timely basis, and none of such proceeds are currently being held in suspense by such purchaser or any other party. No Properties included in the Chase Assets is subject to (or has related to it) any area of mutual interest agreements, non-competition agreements or other similar agreements or any farm-out or farm-in agreement or any other agreements under which any party thereto is entitled to receive assignments not yet made, or could earn additional assignments after the Effective Date. No Properties included in the Chase Assets is held pursuant to an arrangement that is subject to (or has not properly elected out of the provisions of) Subchapter K of the Code.
     (k) Production Data. Subject to such adjustments as are ordinary and customary in the oil and gas industry, to Chase’s knowledge, the production and other data furnished by Chase to Concho Resources and to Concho Holdings in their review of their Properties included in the Chase Assets, and any supplements thereto, are what is reflected in the books and records of Chase. Notwithstanding the foregoing, no representation or warranty is made as to reserve estimates, price projections, values assigned to reserves or other assumptions or projections, interpretive data or geophysical or seismic data included therein.
     (l) Gas or Pipeline Imbalances. There are no wellhead or pipeline imbalances in excess of 10 MMcf, in the aggregate, as of the Closing Date attributable to the Oil and Gas Interests included in the Chase Assets.
     (m) Environmental Matters. Except as set forth herein this Section 3.3(m), Chase does not make any representation or warranty in this Agreement with respect to the Chase Assets as they relate to any Hazardous Materials or to any alleged compliance with, or potential liability under, any Environmental Law.
          1. The Chase Assets and Chase’s business with respect thereto and its operation thereof are, and within all applicable statute of limitation periods have been, in material compliance with all applicable Environmental Laws.
          2. All material Permits required under applicable Environmental Laws for operating the Chase Assets as they are currently being operated have been obtained and are currently in full force and effect, and Chase has not received any written notice that any such existing Permit will be revoked or any pending application for any new Permit or renewal of any existing Permit will be protested or denied.
          3. Chase has not received any written notice of any claim, suit, investigation, request for information, or proceeding concerning any alleged material violation of, or any potential material liability under, any applicable Environmental Law with respect to the Chase Assets and, to the knowledge of Chase, there are no circumstances that would reasonably be likely to result in the receipt of such notice of claim, suit, investigation, request for information, or proceeding.
          4. There has been no Release or disposal of Hazardous Materials in any material respect at, on, under or from any of the Chase Assets.
          5. Chase has not received any written notice asserting a potential material liability under applicable Environmental Law with respect to the Release or disposal of Hazardous Materials at, under, or from any real properties offsite the Chase Assets where such Hazardous Materials had been transported to or disposed of by or on behalf of Chase.
          6. To the knowledge of Chase, there has been no exposure of any Person or property to any Hazardous Materials as a result of or in connection with operation of the Chase Assets that would reasonably be expected to form the basis for a claim for damages or compensation.
          7. Chase has made available to Concho Holding Companies, Caza, and the WI Owners copies, as requested, of all environmental reports, analyses, and correspondence relating to the Chase Assets that are in Chase’s possession or control and relating to alleged material compliance with, or potential material liability under, any applicable Environmental Laws.
          (n) Basic Documents. To Chase’s knowledge:
          1. all payments (including all delay rentals, royalties, shut-in royalties and payments and valid calls for payment or prepayment) due under the Basic Documents of Chase have been and are being made (timely, and before the same became delinquent) by Chase in all material respects, or if such payments have been or are being made by third parties, such payments have been and are being made by such third parties where the non-payment of same by such third party could materially and adversely affect the ownership, exploration, development, operation, maintenance, value or use of any of the Oil and Gas Interests of Chase after the Effective Date, and
          2. no pending or threatened disputes for payments under any joint operating agreements affecting the Oil and Gas Interests exist including, without limitation, outstanding audit exceptions.
          For the purposes of the representations contained in this subsection (and without limitation of such representations), the non-payment of an amount, or non-performance of an obligation, where such non-payment, or non-performance, could result in the forfeiture or termination of rights of Chase under a Basic Document of Chase, shall be considered material.
     (o) Preferential Rights and Consents to Assign. Except for consents to assignment required from Governmental Authorities in connection with the sale or conveyance of oil and gas properties if the same are customarily obtained subsequent to such sale or conveyance without penalty and, to Chase’s knowledge, there are no consents to assignment or waivers of preferential rights to purchase that must be obtained from any Person in order for Chase to consummate the transactions contemplated by this Agreement without violating or breaching a duty or obligation of Chase.
     (p) State of Repair. To the Chase’s knowledge, the properties in the Oil and Gas Interests included in the Chase Assets have been maintained in a state of repair so as to be reasonably adequate for normal operations.
     (q) Certain Agreements. Except for casinghead gas purchase contracts and AFE’s entered into in the normal course of business, there are no agreements, contracts or commitments (including, without limitation, any management, service, consulting, or other similar contract) to which the Chase Assets are subject (i) which involve payment of more than $250,000, (ii) which cannot be terminated by Chase upon written notice of 60 days or less and without penalty or other obligation, (iii) limiting in any respect Chase’s ability to compete with any Person or otherwise conduct business of any line or nature or (iv) solely among Chase and any of its affiliates which will survive the Closing. There are no joint venture or general or limited partnership agreements to which the Chase Assets are subject.
     (r) Disputes and Inquiries. There are no (i) disputes pending, or, to the knowledge of Chase, threatened, which involve Chase or the Chase Assets and any Person regarding any claim involving an amount in excess of $250,000 or (ii) inquiries or notices from any Governmental Authorities relating to the Chase Assets.
     (s) Brokers. No broker, finder, investment banker or other Person is or will be, in connection with the transactions contemplated by this Agreement, entitled to any brokerage, finder’s or other fee or compensation based on any arrangement or agreement made by or on behalf of Chase for which any party will have any obligation or liability.
     (t) Accredited Investor. Chase is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Commission.
     (u) Restricted Securities. Chase understands that the shares of Concho Resources Common Stock will not have been registered pursuant to the Securities Act or any applicable state securities laws, that the shares of Concho Resources Common Stock will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the shares of Concho Resources Common Stock cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this connection, Chase represents that it is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. A legend indicating that the shares of Concho Resources Common Stock have not been registered under applicable federal and state securities laws and referring to the restrictions on transferability and sale of the Concho Resources Common Stock pursuant to this Agreement or otherwise may be placed on any certificate(s) or other document delivered to Chase or any substitute therefor and any transfer agent of Concho Resources may be instructed to require compliance therewith.

     (v) Investment Intent. The Concho Resources Common Stock is being acquired for the investment portfolio and account of Chase and its Affiliates (and not on behalf of, and without the participation of, any other Person) with the intent of holding the Concho Resources Common Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Concho Resources Common Stock and not with a view to, or for resale in connection with, any distribution of the Concho Resources Common Stock in violation of applicable securities laws or any portion thereof in violation of applicable securities laws. As of the Closing Date, Chase has no plans to transfer any of the Concho Resources Common Stock on a specified date or to a specified person other than to its Affiliates or in connection with the IPO.
     3.4 Representations and Warranties of Caza. Caza hereby represents and warrants to Concho Resources and the Concho Holdings Stockholders as follows, except as set forth, specifically with reference to a particular section below, on the Caza Disclosure Schedule:
     (a) Organization. Caza is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New Mexico; has the requisite power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted; and is duly qualified to do business as a foreign limited liability company and is in good standing, in each jurisdiction where the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary (except where any failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Assets).
     (b) Authority and Enforceability. Caza has the requisite limited liability company power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Caza of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary limited liability company action, including approval by the managers and members of Caza, and no other proceedings are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered and constitutes a valid and binding obligation of Caza enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies.
     (c) No Violations. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien on any of the properties or assets of Caza under, any provision of: (i) the certificate of incorporation, bylaws or any other organizational documents of Caza; (ii) any agreement including any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or other agreement or instrument applicable to Caza or by which any of its assets or properties may be bound; or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Caza or any of its properties or assets, other than, in the case of clause (ii) or (iii) above, any such conflict, violation, default, right, loss or Lien that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Assets.
     (d) No Consents. No consent, approval, order or authorization of, registration, declaration or filing with, or permit from, any Governmental Authority is required by or with respect to Caza in connection with the execution and delivery by Caza of this Agreement or the consummation by Caza of the transactions contemplated hereby. No Third-Party Consent is required by or with respect to Caza in connection with the execution and delivery by it of this Agreement or the consummation by it of the transactions contemplated hereby, except for any such Third-Party Consent which the failure to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Assets.
     (e) Financial Statements. Caza has delivered to Concho Resources copies of the financial statements listed on Schedule 3.4(e) of the Caza Disclosure Schedule (such financial statements collectively being referred to as the “Caza Financial Statements”). The Caza Financial Statements, including the notes thereto, fairly present in all material respects the financial position of Caza at the dates thereof and the results of the operations of Caza for the periods indicated. There is no liability or obligation of any kind, whether accrued, absolute, fixed, contingent, or otherwise, of Caza other than (i) liabilities adequately reflected or reserved against in the Caza Balance Sheet (or expressly identified in the notes to the Caza Financial Statements), (ii) liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2005, or (iii) any such liabilities which, individually or in aggregate (A) would not reasonably be expected to have a Material Adverse Effect on Caza, taken as a whole and (B) do not in any case exceed $1,000,000 in the aggregate (provided that this clause (B) shall not constitute evidence of whether a liability, obligation or other fact, event or occurrence shall constitute a Material Adverse Effect).
     (f) Violations; Defaults; Permits. Caza is not in violation of, or in default in any material respect under, and no event has occurred that (with notice or the lapse of time or both) would constitute a violation of or default under (i) its certificate of formation, operating agreement or other organizational documents, (ii) any applicable law, rule, regulation, ordinance, order, writ, decree or judgment of any Governmental Authority, or (iii) any agreement of Caza, except (in the case of clause (ii) or (iii) above) for any violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Assets. Caza has obtained and holds all permits, licenses, variances, exemptions, orders, franchises, approvals and authorizations of all Persons necessary for the lawful conduct of its business and the lawful ownership, use and operation of the Caza Assets, except for such permits, licenses, variances, exemptions, orders, franchises, approvals and authorizations which the failure to obtain or hold would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Assets.
     (g) Litigation. No litigation, arbitration, investigation or other proceeding of any Person is pending or, to the knowledge of Caza, threatened against Caza or the Caza Assets, nor to the knowledge of Caza are there any facts or circumstances existing which could reasonably give rise to any such litigation, arbitration, investigation or other proceeding. Neither Caza nor the Caza Assets is subject to any outstanding injunction, judgment, order, decree, settlement agreement, conciliation agreement, letter of commitment, deficiency letter or ruling (other than routine oil and gas field regulatory orders).
     (h) Title to Assets. Caza has (i) good and defensible title to the Caza Assets, including without limitation, Caza’s Oil and Gas Interests, and Caza’s ownership interest in Caza’s Oil and Gas Interests, together with the Oil and Gas Interests of the other Sellers, is at least equal to that reflected in the Sellers Reserve Report, (ii) good and marketable title to all other real property owned by it and included in the Caza Assets (including pipeline easement rights) to the extent necessary to carry on its business as it relates to the Caza Assets, and (iii) good and marketable title to all personal property owned by it and included in the Caza Assets, in each case free and clear of all Liens, other than Permitted Liens. All Basic Documents of Caza pursuant to which Caza owns, operates or holds any of the Assets are in full force and effect, and Caza has not received any notice, whether written or oral, of default under any Basic Document of Caza or of termination of or intention to terminate any Basic Document of Caza and, to its knowledge, no event has occurred which (with notice or lapse of time, or both) would constitute a default under any Basic Document of Caza or give Caza or any other party to any Basic Document of Caza the right to terminate any Basic Document of Caza .
     (i) Oil and Gas Interests. All proceeds from the sale of Caza’s share of the Hydrocarbons being produced from the Properties included in the Caza Assets are currently being paid in full to Caza by the purchasers thereof on a timely basis, and none of such proceeds are currently being held in suspense by such purchaser or any other party. No Properties included in the Caza Assets is subject to (or has related to it) any area of mutual interest agreements, non-competition agreements or other similar agreements or any farm-out or farm-in agreement or any other agreements under which any party thereto is entitled to receive assignments not yet made, or could earn additional assignments after the Effective Date. No Properties included in the Caza Assets is held pursuant to an arrangement that is subject to (or has not properly elected out of the provisions of) Subchapter K of the Code.
     (j) Production Data. Subject to such adjustments as are ordinary and customary in the oil and gas industry, to Caza’s knowledge, the production and other data furnished by Caza to Concho Resources and Concho Holdings in their review of the Properties included in the Caza Assets, and any supplements thereto, are what is reflected in the books and records of Caza. Notwithstanding the foregoing, no representation or warranty is made as to reserve estimates, price projections, values assigned to reserves or other assumptions or projections, interpretive data or geophysical or seismic data included therein.
     (k) Gas or Pipeline Imbalances. There are no wellhead or pipeline imbalances in excess of 10 MMcf, in the aggregate, as of the Closing Date attributable to the Oil and Gas Interests included in the Caza Assets.

     (l) Environmental Matters. Except as set forth herein this Section 3.4(l), Caza does not make any representation or warranty in this Agreement with respect to the Caza Assets as they relate to any Hazardous Materials or to any alleged compliance with, or potential liability under, any Environmental Law.
          1. The Caza Assets and Caza’s business with respect thereto and its operation thereof are, and within all applicable statute of limitation periods have been, in material compliance with all applicable Environmental Laws.
          2. All material Permits required under applicable Environmental Laws for operating the Caza Assets as they are currently being operated have been obtained and are currently in full force and effect, and Caza has not received any written notice that any such existing Permit will be revoked or any pending application for any new Permit or renewal of any existing Permit will be protested or denied.
          3. Caza has not received any written notice of any claim, suit, investigation, request for information, or proceeding concerning any alleged material violation of, or any potential material liability under, any applicable Environmental Law with respect to the Caza Assets and, to the knowledge of Caza, there are no circumstances that would reasonably be likely to result in the receipt of such notice of claim, suit, investigation, request for information, or proceeding.
          4. There has been no Release or disposal of Hazardous Materials in any material respect at, on, under or from any of the Caza Assets.
          5. Caza has not received any written notice asserting a potential material liability under applicable Environmental Law with respect to the Release or disposal of Hazardous Materials at, under, or from any real properties offsite the Caza Assets where such Hazardous Materials had been transported to or disposed of by or on behalf of Caza.
          6. To the knowledge of Caza, there has been no exposure of any Person or property to any Hazardous Materials as a result of or in connection with operation of the Caza Assets that would reasonably be expected to form the basis for a claim for damages or compensation.
     7. Caza has made available to Concho Holding Companies, Chase, and the WI Owners, as requested, copies of all environmental reports, analyses, and correspondence relating to the Caza Assets that are in Caza’s possession or control and relating to alleged material compliance with, or potential material liability under, any applicable Environmental Laws.
     (m) Basic Documents. To Caza’s knowledge:
          1. all payments (including all delay rentals, royalties, shut-in royalties and payments and valid calls for payment or prepayment) due under the Basic Documents of Caza have been and are being made (timely, and before the same became delinquent) by Caza in all material respects, or if such payments have been or are being made by third parties, such payments have been and are being made by such third parties where the non-payment of same by such third party could materially and adversely affect the ownership, exploration, development, operation, maintenance, value or use of any of the Oil and Gas Interests of Caza after the Effective Date; and
          2. no pending or threatened disputes for payments under any joint operating agreements affecting the Oil and Gas Interests of Caza exist including, without limitation, outstanding audit exceptions.
          For the purposes of the representations contained in this subsection (and without limitation of such representations), the non-payment of an amount, or non-performance of an obligation, where such non-payment, or non-performance, could result in the forfeiture or termination of rights of Caza under a Basic Document of Caza, shall be considered material.
     (n) Preferential Rights and Consents to Assign. Except for consents to assignment required from Governmental Authorities in connection with the sale or conveyance of oil and gas properties if the same are customarily obtained subsequent to such sale or conveyance without penalty, to Caza’s knowledge, there are no consents to assignment or waivers of preferential rights to purchase that must be obtained from third parties in order for Caza to consummate the transactions contemplated by this Agreement without violating or breaching a duty or obligation of Caza.
     (o) State of Repair. To Caza’s knowledge, the properties in the Oil and Gas Interests included in the Caza Assets have been maintained in a state of repair so as to be reasonably adequate for normal operations.
     (p) Certain Agreements. Except for casinghead gas purchase contracts and AFE’s entered into in the normal course of business, there are no agreements, contracts or commitments (including, without limitation, any management, service, consulting, or other similar contract) to which the Caza Assets are subject (i) which involve payment of more than $250,000, (ii) which cannot be terminated by Chase upon written notice of 60 days or less and without penalty or other obligation, (iii) limiting in any respect the Caza’s ability to compete with any Person or otherwise conduct business of any line or nature or (iv) solely among Caza and any of its affiliates which will survive the Closing. There are no joint venture or general or limited partnership agreements to which the Caza Assets are subject.
     (q) Disputes and Inquiries. There are no (i) disputes pending, or, to the knowledge of Caza, threatened, which involve Caza or the Caza Assets and any Person regarding any claim involving an amount in excess of $250,000 or (ii) inquiries or notices from any Governmental Authorities relating to the Caza Assets.
     (r) Brokers. No broker, finder, investment banker or other Person is or will be, in connection with the transactions contemplated by this Agreement, entitled to any brokerage, finder’s or other fee or compensation based on any arrangement or agreement made by or on behalf of Caza and for which any party will have any obligation or liability.
     (s) Accredited Investor. Caza is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Commission.

     (t) Restricted Securities. Caza understands that the shares of Concho Resources Common Stock will not have been registered pursuant to the Securities Act or any applicable state securities laws, that the shares of Concho Resources Common Stock will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the shares of Concho Resources Common Stock cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this connection, Caza represents that it is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. A legend indicating that the shares of Concho Resources Common Stock have not been registered under applicable federal and state securities laws and referring to the restrictions on transferability and sale of the Concho Resources Common Stock pursuant to this Agreement or otherwise may be placed on any certificate(s) or other document delivered to Caza or any substitute therefor and any transfer agent of Concho Resources may be instructed to require compliance therewith.
     (u) Investment Intent. The Concho Resources Common Stock is being acquired for the investment portfolio and account of Caza and its Affiliates (and not on behalf of, and without the participation of, any other Person) with the intent of holding the Concho Resources Common Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Concho Resources Common Stock and not with a view to, or for resale in connection with, any distribution of the Concho Resources Common Stock in violation of applicable securities laws or any portion thereof in violation of applicable securities laws. As of the Closing Date, Caza has no plans to transfer any of the Concho Resources Common Stock on a specified date or to a specified person other than to its Affiliates or in connection with the IPO.
     3.5 Representations and Warranties of WI Owners. Each of the WI Owners, severally and not jointly, hereby represents and warrants to Concho Resources and the Concho Holdings Stockholders as follows:
     (a) Organization and Good Standing. Such WI Owner (if such WI Owner is not a natural Person) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; has the requisite power and authority, and if such WI Owner is a natural Person, capacity, to own, lease and operate its properties and to conduct its business as it is presently being conducted; and is duly qualified to do business as a foreign entity and is in good standing, in each jurisdiction where the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary (except where any failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Assets).
     (b) Authority and Enforceability. Such WI Owner (if such WI Owner is not a natural Person) has the requisite corporate or other power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by such WI Owner of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or other action and no other corporate or other proceedings are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered and constitutes a valid and binding obligation of such WI Owner enforceable against such WI Owner in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies.
     (c) No Violations. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien on any of the properties or assets of such WI Owner under, any provision of: (i) if such WI Owner is not a natural person, the certificate of incorporation, bylaws or any other organizational documents of such WI Owner; (ii) any agreement including any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or other agreement or instrument applicable to such WI Owner or by which any of such WI Owner’s assets or properties may be bound; or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such WI Owner or any of such WI Owner’s properties or assets, other than, in the case of clause (ii) or (iii) above, any such conflict, violation, default, right, loss or Lien that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Assets.
     (d) No Consents. No consent, approval, order or authorization of, registration, declaration or filing with, or permit from, any Governmental Authority is required by or with respect to such WI Owner in connection with the execution and delivery by such WI Owner of this Agreement or the consummation by such WI Owner of the transactions contemplated hereby. No Third-Party Consent is required by or with respect to such WI Owner in connection with the execution and delivery by it of this Agreement or the consummation by it of the transactions contemplated hereby, except for any such Third-Party Consent which the failure to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Assets.
     (e) Violations; Defaults; Permits. Such WI Owner is not in violation of, or in default in any material respect under, and no event has occurred that (with notice or the lapse of time or both) would constitute a violation of or default under (i) its certificate of incorporation, bylaws or other organizational documents, (ii) any applicable law, rule, regulation, ordinance, order, writ, decree or judgment of any Governmental Authority, or (iii) any agreement of such WI Owner, except (in the case of clause (ii) or (iii) above) for any violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Assets. Such WI Owner has obtained and holds all permits, licenses, variances, exemptions, orders, franchises, approvals and authorizations of all Persons necessary for the lawful conduct of its business and the lawful ownership, use and operation of its business, including, without limitation, the WI Assets of such WI Owner, except for such permits, licenses, variances, exemptions, orders, franchises, approvals and authorizations which the failure to obtain or hold would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Assets.

     (f) Litigation. No litigation, arbitration, investigation or other proceeding of any Person is pending or, to the knowledge of such WI Owner, threatened against the WI Assets of such WI Owner, nor to the knowledge of such WI Owner are there any facts or circumstances existing which could reasonably give rise to any such litigation, arbitration, investigation or proceeding. The WI Assets of such WI Owner is not subject to any outstanding injunction, judgment, order, decree, settlement agreement, conciliation agreement, letter of commitment, deficiency letter or ruling (other than routine oil and gas field regulatory orders).
     (g) Title to Assets. Such WI Owner has (i) good and defensible title to the WI Assets of such WI Owner, including without limitation, such WI Owner’s Oil and Gas Interests, and such WI Owner’s ownership interest in such WI Owner’s Oil and Gas Interests, together with the Oil and Gas Interests of the other Sellers, is at least equal to that reflected in the Sellers Reserve Report, (ii) good and marketable title to all other real property included in the WI Assets owned by such WI Owner (including pipeline easement rights) to the extent necessary to carry on its business, and (iii) good and marketable title to all personal property owned by such WI Owner and included in the WI Assets owned by such WI Owner, in each case free and clear of all Liens, other than Permitted Liens. All Basic Documents of such WI Owner pursuant to which such WI Owner owns, operates or holds any of the Assets are in full force and effect, and such WI Owner has not received any notice, whether written or oral, of a default under any Basic Document of such WI Owner or termination of, or intention to terminate, any Basic Document of such WI Owner and, to its knowledge, no event has occurred which (with notice or lapse of time, or both), would constitute a default under any Basic Document of such WI Owner or give such WI Owner or any other party to any Basic Document of such WI Owner the right to terminate any Basic Document of such WI Owner.
     (h) Oil and Gas Interests. All proceeds from the sale of such WI Owner’s share of the Hydrocarbons being produced from Properties included in such WI Owner’s portion of the WI Assets are currently being paid in full to such WI Owner by the purchasers thereof on a timely basis, and none of such proceeds are currently being held in suspense by such purchaser or any other party. No Properties included in such WI Owner’s portion of the WI Assets is subject to (or has related to it) any area of mutual interest agreements, non-competition agreements or other similar agreements or any farm-out or farm-in agreement or any other agreements under which any party thereto is entitled to receive assignments not yet made, or could earn additional assignments after the Effective Date. No Properties included in such WI Owner’s portion of the WI Assets is subject to (or has related to it) any tax partnership.
     (i) Environmental Matters. Except as set forth herein this Section 3.5(i), none of the WI Owners make any representation or warranty in this Agreement with respect to the WI Assets as they relate to any Hazardous Materials or to any alleged compliance with, or potential liability under, any Environmental Law.
          1. Such WI Owner has not received any written notice of any claim, suit, investigation, request for information, or proceeding concerning any alleged material violation of, or any potential material liability under, any applicable Environmental Law with respect to such WI Owner’s portion of the WI Assets and, to the knowledge of such WI Owner, there are no circumstances that would reasonably be likely to result in the receipt of such notice of claim, suit, investigation, request for information, or proceeding.
          2. Such WI Owner has not received any written notice asserting a potential material liability under applicable Environmental Law with respect to the release or disposal of Hazardous Materials at, under, or from any real properties offsite such WI Owner’s portion of the WI Assets where such Hazardous Materials had been transported to or disposed of by or on behalf of such WI Owner.
          3. To the knowledge of such WI Owner, there has been no exposure of any Person or property to any Hazardous Materials as a result of or in connection with operation of such WI Owner’s portion of the WI Assets that would reasonably be expected to form the basis for a claim for damages or compensation.
     (j) Brokers. No broker, finder, investment banker or other Person is or will be, in connection with the transactions contemplated by this Agreement, entitled to any brokerage, finder’s or other fee or compensation based on any arrangement or agreement made by or on behalf of such WI Owner and for which any party will have any obligation or liability.
     (k) Accredited Investor. Such WI Owner is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Commission.
     (l) Restricted Securities. Such WI Owner understands that the shares of Concho Resources Common Stock will not have been registered pursuant to the Securities Act or any applicable state securities laws, that the shares of Concho Resources Common Stock will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the shares of Concho Resources Common Stock cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this connection, such WI Owner represents that it is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. A legend indicating that the shares of Concho Resources Common Stock have not been registered under applicable federal and state securities laws and referring to the restrictions on transferability and sale of the Concho Resources Common Stock pursuant to this Agreement or otherwise may be placed on any certificate(s) or other document delivered to WI Owner or any substitute therefor and any transfer agent of Concho Resources may be instructed to require compliance therewith.
     (m) Investment Intent. The Concho Resources Common Stock is being acquired for the investment portfolio and account of such WI Owner and its Affiliates (and not on behalf of, and without the participation of, any other Person) with the intent of holding the Concho Resources Common Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Concho Resources Common Stock and not with a view to, or for resale in connection with, any distribution of the Concho Resources Common Stock in violation of applicable securities laws or any portion thereof in violation of applicable securities laws. As of the Closing Date, such WI Owner has no plans to transfer any of the Concho Resources Common Stock on a specified date or to a specified person other than to its Affiliates or in connection with the IPO.
     3.6 Representations and Warranties of Concho Resources. Concho Resources hereby represents and warrants to the other parties to this Agreement as follows, except as set forth, specifically with reference to a particular section below, on the Concho Resources Disclosure Schedule:
     (a) Organization. Concho Resources is a corporation duly organized, validly existing and in good standing under the laws of Delaware; has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted; and is duly qualified to do business as a foreign corporation and is in good standing, in each jurisdiction where the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary (except where any failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Concho Resources).
     (b) Authority and Enforceability. Concho Resources has the requisite corporate power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Concho Resources of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, including approval by the board of directors and stockholder of Concho Resources, and no other proceedings are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered and constitutes a valid and binding obligation of Concho Resources enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies.
     (c) No Violations. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien on any of the properties or assets of Concho Resources under, any provision of: (i) the certificate of incorporation, bylaws or any other organizational documents of Concho Resources; (ii) any agreement including any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or other agreement or instrument applicable to Concho Resources or by which any of its assets or properties may be bound; or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Concho Resources or any of its properties or assets, other than, in the case of clause (ii) or (iii) above, any such conflict, violation, default, right, loss or Lien that, individually or in the aggregate, would not have a Material Adverse Effect on Concho Resources.

     (d) No Consents. No consent, approval, order or authorization of, registration, declaration or filing with, or permit from, any Governmental Authority is required by or with respect to Concho Resources in connection with the execution and delivery by Concho Resources of this Agreement or the consummation by Concho Resources of the transactions contemplated hereby. No Third-Party Consent is required by or with respect to Concho Resources in connection with the execution and delivery by it of this Agreement or the consummation by it of the transactions contemplated hereby, except for any such Third-Party Consent which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Concho Resources.
     (e) Capital Structure. The authorized capital stock of Concho Resources consists of 1,000 shares of common stock. There is one (1) share of common stock issued and outstanding. Other than as contemplated by this Agreement, no shares of capital stock are reserved for issuance for any other purpose. All the issued and outstanding shares of capital stock of Concho Resources are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights. Other than as contemplated by this Agreement, there are no Equity Interest Equivalents or other contracts of any character to which Concho Resources is a party or by which it is bound obligating Concho Resources to issue, deliver, or sell, or cause to be, issued, delivered or sold, additional Equity Interests of Concho Resources. There are no outstanding obligations of Concho Resources to repurchase, redeem, or otherwise acquire Equity Interests of Concho Resources.
     (f) Litigation. No litigation, arbitration, investigation or other proceeding of any Person is pending or, to the knowledge of Concho Resources, threatened against Concho Resources or its assets, nor to the knowledge of Concho Resources are there any facts or circumstances existing which could reasonably give rise to any such litigation, arbitration, investigation or proceeding. Concho Resources is not subject to any outstanding injunction, judgment, order, decree, settlement agreement, conciliation agreement, letter of commitment, deficiency letter or ruling (other than routine oil and gas field regulatory orders).
     (g) Brokers. No broker, finder, investment banker or other Person is or will be, in connection with the transactions contemplated by this Agreement, entitled to any brokerage, finder’s or other fee or compensation based on any arrangement or agreement made by or on behalf of Concho Resources and for which any party will have any obligation or liability.
     (h) No Operations. As of the Closing Date and immediately prior to the consummation of the transactions contemplated hereby, Concho Resources has no assets, liabilities or operations.
IV. CONDUCT OF BUSINESS PRIOR TO CLOSING
     Each of Concho Holdings, the Concho Holdings Stockholders, Chase, Caza and the WI Owners severally covenants and agrees (only with respect to itself) that during the period from the date of this Agreement until the Closing Date or the date, if any, on which this Agreement is earlier terminated pursuant to Article VIII, except as (w) disclosed in Section 4.1 of such party’s disclosure schedule, (x) expressly contemplated or permitted by this Agreement, (y) required by applicable law or (z) agreed to in writing by Chase and Concho Holdings, after the date of this Agreement and prior to the Closing Date
     4.1 Ordinary Course. The Concho Holdings Companies, Chase and Caza shall carry on their businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all commercially Reasonable Efforts to preserve intact its present business organizations, keep available the services of its current officers and employees, and endeavor to preserve its relationship with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect on the Closing Date.
     4.2 Dividends; Changes in Equity Interests. None of the Concho Holdings Companies shall: (a) declare or pay any dividends on or make other distributions in respect of any of their equity securities, except as due on the Concho Holdings Preferred Stock; (b) split, combine or reclassify any of their equity securities or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for such equity securities; or (c) repurchase, redeem or otherwise acquire, any of its securities.
     4.3 Issuance of Securities. None of the Concho Holdings Companies shall issue, deliver or sell, or authorize or propose to issue, deliver or sell, any of its equity securities of any class, any voting debt or other securities or any securities convertible into, or any rights, warrants or options to acquire, any such equity securities, voting debt, other securities or convertible securities, except pursuant to the Concho Holdings Stock Option Plan and capital calls pursuant to the Concho Holdings Stock Purchase Agreement.
     4.4 Encumbrances. None of the Concho Holdings Stockholders shall sell, pledge, encumber or otherwise dispose of any shares of Concho Holdings Common Stock or Concho Holdings Preferred Stock other than pledges in favor of Concho Holdings.
     4.5 Governing Documents. None of the Concho Holdings Companies shall amend or propose to amend its organizational documents.
     4.6 No Acquisitions. None of the Concho Holdings Companies shall acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or any of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, except such acquisitions of interests made in the ordinary course of business and as to which the aggregate acquisition purchase price thereof does not exceed $15,000,000.
     4.7 No Dispositions. None of the Concho Holdings Companies shall sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any of its assets, other than sales, leases, encumbrances or other dispositions in the ordinary course of business consistent with past practice (including without limitation the sale of production and transfer of inventory) or that are not material, individually or in the aggregate, to the Concho Holdings Companies. None of Chase, Caza or the WI Owners shall, respectively, sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of any of the Assets.
     4.8 No Dissolution. Except as otherwise permitted or contemplated by this Agreement, none of the Concho Holdings Companies shall authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution.
     4.9 Accounting. None of the Concho Holdings Companies shall make any changes in their respective accounting methods, except as required by law, rule, regulation or generally accepted accounting practices and as recommended by Concho Holdings’ independent accountants.
     4.10 Insurance. Each of the Concho Holdings Companies, Chase and Caza shall use commercially Reasonable Efforts to maintain all insurance policies each such entity has in effect as of the date of this Agreement without reduction in the terms or coverage of such policies, including without limitation the amount of coverage.
     4.11 Tax Matters. None of the Concho Holdings Companies shall (a) make or rescind any material election relating to taxes; (b) change any material tax accounting method or (c) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes.
     4.12 Certain Employee Matters. None of the Concho Holdings Companies shall: (a) amend or modify in any respect or receive any assets from any pension plan; (b) enter into any new or amend any existing, employment or severance or termination agreement with any director, officer or employee; (c) grant any options or other awards to any director, officer, employee or agent, except for any such options or other awards which are currently or become due under the Concho Holdings Stock Option Plan; or (d) become obligated under any new employee benefit plan or pension plan which was not in existence or approved appropriately prior to the date hereof, or amend any such plan or arrangement in existence on the date hereof.
     4.13 Indebtedness; Agreements; Capital Expenditures; Litigation. None of the Concho Holdings Companies shall (a) incur any indebtedness for borrowed money; (b) enter into any material lease (whether such lease is an operating or capital lease), other than oil, gas and mineral leases in the ordinary course of business; (c) make or commit to make aggregate capital expenditures in excess of those required by Concho Holdings’ 2006 capital budget (a copy of which has been provided to Chase), or otherwise bind itself under any agreement not terminable by the Concho Holdings Companies upon not more than thirty (30) days notice without penalty; or (d) settle any litigation for amounts in excess of the applicable insurance coverage limits.
V. ADDITIONAL AGREEMENTS
     5.1 Access to Information and Field Assets. Upon reasonable notice, the Concho Holdings Companies, Chase, Caza and the WI Owners shall from the date hereof until the Closing Date or the date, if any, on which this Agreement is earlier terminated pursuant to Article VIII:
     (a) afford to each other’s and Concho Resources’ officers, employees, accountants, counsel and other representatives access, to all their properties, books,

contracts, commitments, files and records, as well as to its officers and employees and, during such period, shall furnish all other information concerning its business, properties and personnel as such other party may reasonably request; and
     (b) permit, or in case of any third-party operated Oil and Gas Interests of such party, use its best good faith efforts to cause the operator thereof to permit, each other’s and Concho Resources’ authorized representatives to consult with such party’s or third-party operator’s agents and employees and to conduct, at the reviewing party’s sole risk and expense, on-site inspections, tests and inventories of the Oil and Gas Interests of such party.
Each party hereto agrees that it will not, and will cause its respective representatives not to, use any information obtained pursuant to this Section 5.1 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement.
     5.2 Regulatory Approvals. Each party hereto shall cooperate and use its reasonable best efforts to promptly prepare and file all necessary documentation to effect all necessary applications, notices, petitions, filings and other documents, and use all commercially Reasonable Efforts to obtain (and will cooperate with each other in obtaining) any consent, acquiescence, authorization, order or approval of, and any exemption or nonopposition by, any Governmental Entity required to be obtained or made by any party hereto in connection with the taking of any action contemplated thereby or by this Agreement.
     5.3 Agreement to Defend. In the event any claim, action, suit, investigation or other proceeding by any governmental body or other Person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the parties hereby agree to cooperate and use their commercially Reasonable Efforts to defend against and respond thereto.
     5.4 Public Announcements. Prior to the Closing, no party hereto shall issue any press release or otherwise make any public statements with respect to the transactions contemplated by this Agreement, without the consent of Chase and Concho Holdings, except as may be required by applicable law and so long as the disclosing party notifies Chase and Concho Holdings of such press release or public statement and provides Chase and Concho Holdings a copy of the proposed press release or public statement at least 12 hours prior to the time the release or statement is made public; provided, that after the Closing, all press releases concerning the transactions contemplated by this Agreement, shall be made by Concho Resources.
     5.5 Certain Actions of Concho Holdings and the Concho Holdings Stockholders. Prior to the Closing Date:
     (a) the Concho Holdings Stockholders will take such action as shall be necessary to eliminate any obligation on the part of Concho Holdings to pay the “Liquidation Price” (as such term is defined in the Certificate of Incorporation of Concho Holdings) upon the consummation of the transactions contemplated by this Agreement;
     (b) Concho Holdings and the Concho Holdings Stockholders shall terminate the Concho Holdings Stock Purchase Agreement; and

     (c) Concho Holdings and the Concho Holdings Stockholders shall terminate the Concho Holdings Stockholders’ Agreement.
     5.6 Ancillary Agreements. Each of the parties hereto, to the extent that they are a party thereto, shall, at or prior to the Closing (but effective as of and conditioned upon the Closing), enter into each of the following agreements (collectively, the “Ancillary Agreements”) to which they are a party:
     (a) Stockholders’ Agreement in the form attached hereto as Exhibit 5.6(a);
     (b) Registration Rights Agreement in the form attached hereto as Exhibit 5.6(b);
     (c) Voting Agreement in the form attached hereto as Exhibit 5.6(c);
     (d) Business Opportunities Agreement in the form attached hereto as Exhibit 5.6(d);
     (e) Contract Operator Agreement in the form attached hereto as Exhibit 5.6(e);
     (f) Assignment, Bill of Sale and Conveyance of Salt Water Disposal System Facilities in the form attached hereto as Exhibit 5.6(f); and
     (g) Salt Water Disposal System Ownership and Operating Agreement in the form attached hereto as Exhibit 5.6(g).
     5.7 Credit Agreements. As used in this Section 5.7, “Concho Resources Entities” means Concho Resources and its subsidiaries and “Chase Entities” means Chase and its Affiliates other than the Concho Resources Entities. The parties anticipate that the Concho Resources Entities will from time to time be subsidiaries of Chase, but it is the mutual expectation of the parties (on which they are relying) that the borrowing arrangements and financial affairs of the Concho Resources Entities will be conducted separately from those of the Chase Entities. To confirm this expectation, Chase hereby agrees that Chase will not enter into (and Chase will insure that the other Chase Entities do not enter into) any agreement with third party lenders, bondholders, indenture trustees or other Persons under which any Concho Resources Entity will be obligated to, or any Chase Entity will be obligated to cause any Concho Resources Entity to, guarantee any indebtedness or other financial obligations of any Chase Entity or comply with any covenants, conditions or restrictions relating to any such indebtedness or other financial obligations.
     5.8 Other Actions. Except as contemplated by this Agreement, no party shall take or agree or commit to take any action that is reasonably likely to result in any of its respective representations or warranties hereunder being untrue in any material respect or in any of the conditions to closing set forth in Article VI not being satisfied. Each of the parties agrees to use its reasonable best efforts to satisfy the conditions to closing set forth in this Agreement.
     5.9 Indemnification Arrangements. Following the transfer of the Concho Holdings Stockholders’ Equity Interests in Concho Holdings to Concho Resources, Concho Resources

shall either (i) maintain the corporate existence of Concho Holdings and leave any and all indemnification provisions contained in its organizational documents or other indemnification agreements or other similar arrangements unaltered from and after the Closing Date for a period of six years, in order that any Person serving as a director or officer of Concho Holdings at any time prior to the Closing Date (each, and “Indemnified Party”) would continue to be entitled to the indemnification afforded such person pursuant to such organizational documents or other indemnification agreements or arrangements from and after the Closing Date for a period of six years or (ii) make proper provisions to ensure that each Indemnified Party is afforded at least the same level of indemnification provided under the organizational documents, indemnification agreements or other arrangement of Concho Holdings existing immediately prior to the Closing for a period of six years after the Closing Date. The provisions of this Section 5.9 are intended to be for the benefit of, and shall be enforceable by, the parties hereto and each Indemnified Party, his heirs and representatives. The rights provided the Indemnified Parties under this Section shall be in addition to, and not in lieu of, any rights to indemnity that such Persons may have under any other agreements.
     5.10 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such taxes and fees (“Transfer Taxes”) incurred in connection with the transfer of the Chase Assets, the Caza Assets, the WI Assets or the Concho Holdings Common Stock to Concho Resources shall be paid by Concho Resources. The parties, including Concho Resources, shall reasonably cooperate with each other to provide any information and documentation reasonably requested that may be necessary to obtain any exemption from any Transfer Taxes.
     5.11 Proration of Property Taxes. All real and personal property taxes imposed on or with respect to any of the Assets shall be prorated as of the Effective Date among Concho Resources, on the one hand, and the Sellers, on the other hand, as applicable. Each of the Sellers, as applicable, shall be responsible for purposes of such proration, for those days before the Effective Date, and Concho Resources shall be responsible, for purposes of such proration, for those days on or after the Effective Date.
     5.12 Adjustments. Adjustments shall be made between Concho Resources and Sellers so that (a) all expenses (including all drilling costs, all capital expenditures, and all overhead charges under applicable operating agreements, and all other overhead charges actually charged by third parties) which are incurred in the operation of the Assets from and after the Effective Date will be borne by Concho Resources, and all proceeds (net of applicable production, severance, and similar taxes) from the sale of oil, gas and/or other minerals produced from the Assets from and after the Effective Date will be received by Concho Resources, and (b) all expenses which are incurred in the operation of the Assets before the Effective Date will be borne by Sellers, as applicable, and all proceeds (net of applicable production, severance, and similar taxes) from the sale of oil, gas and/or other minerals produced from the Assets before the Effective Date will be received by Sellers, as applicable. It is agreed that, in making such adjustments: (i) oil which was produced from the Assets and which was, on the Effective Date, stored in tanks located on the Assets (or located elsewhere but used to store oil produced from the Assets prior to delivery to oil purchasers) and above pipeline connections shall be deemed to have been produced before the Effective Date (it is recognized that such tanks were not gauged on the Effective Date for the purposes of this Agreement and that determination of the volume of such oil in storage will be based on the best available data, which may include estimates), and (ii) no consideration shall be given to the local, state or federal income tax liabilities of any party. On or before 120 days after Closing, Chase and Concho Resources shall review any additional information which may then be available pertaining to the adjustments provided for in this section, shall determine the adjustments to be made hereunder, and shall make any such adjustments by appropriate payments in cash from Sellers to Concho Resources or from Concho Resources to Sellers. Thereafter, should any additional items which would be the subject of adjustments provided for in this section come to the attention of Sellers or Concho Resources, such adjustments shall be made by appropriate payments from Sellers to Concho Resources or from Concho Resources to Sellers.
     5.13 Concho Resources Board of Directors. At the Closing Date, the parties hereto shall cause each of Bradley D. Bartek, John A. Knorr, Robert C. Chase, Timothy A. Leach, Steven L. Beal, W. Howard Keenan, Jr., Tucker S. Bridwell, and A. Wellford Tabor to be elected to the Board of Directors of Concho Resources. In addition, the parties hereto shall cause two individuals nominated by Chase and approved by the directors named in the preceding sentence (which approval shall not be unreasonably withheld) to be elected to the Board of Directors of Concho Resources (one of whom shall satisfy the independence standards of the New York Stock Exchange and the Nasdaq National Market for audit committee members and shall qualify as an audit committee financial expert under the rules and regulations of the Commission).
     5.14 Preferential Rights and Consents. As soon as practicable following Closing, Concho Resources shall prepare and send letters to any parties holding valid, exercisable preferential purchase rights covering any of the Assets, requesting a waiver of such rights if they apply to the transactions contemplated by this Agreement, but offering to sell to such holder, in accordance with the contractual provisions applicable to such right, the Assets covered by such right on the terms hereof. If any holder of a preferential purchase right notifies Concho Resources that it intends to consummate the purchase of the Assets to which its preferential purchase right applies, then Concho Resources shall sell such Assets to such holder for the value for such Assets determined in good faith by Concho Resources to be the amount that it would sell such property on an individual basis in the absence of the transaction contemplated hereby. Concho Resources shall satisfy all valid preferential purchase right obligations of the Sellers arising as a result of the consummation of the transactions contemplated by this Agreement and shall indemnify and hold the Sellers harmless from and against any and all claims, liabilities, losses, costs and expenses (including, without limitation, court costs and reasonable attorneys’ fees) in connection therewith.
     5.15 Registration Statement and Prospectus. Concho Resources, Concho Holdings, the Concho Holdings Stockholders holding five percent or more of the Concho Resources Common Stock and the Sellers shall cooperate and promptly prepare a Registration Statement on Form S-1 in connection with the initial public offering of shares of the Concho Resources Common Stock (the “IPO”), and, subject to Concho Resources’ receiving promptly the required information from Concho Holdings, the Concho Holdings Stockholders and the Sellers, Concho Resources shall file the Registration Statement with the Commission as soon as practicable after the Closing Date. Concho Resources shall use all Reasonable Efforts, and Concho Holdings, the Concho Holdings Stockholders and the Sellers shall cooperate with Concho Resources (including furnishing promptly all information respectively concerning Concho Holdings, the Concho Holdings Stockholders and the Sellers as may be reasonably requested by Concho Resources), to have such registration statement (as it may be amended or supplemented) declared effective under the Securities Act as promptly as practicable after such filing. Concho Resources shall use all Reasonable Efforts, and Concho Holdings, the Concho Holdings Stockholders and the Sellers shall cooperate with Concho Resources, to obtain all necessary state securities laws or “blue sky” permits, approvals and registrations in connection with such initial public offering.
     5.16 Lease Purchase Agreement. As soon as practicable following the Closing, the parties shall enter into a mutually acceptable purchase agreement giving Concho Resources the right to purchase, at Chase and/or Caza’s actual cost therefor, thirty-five percent of the interest of Chase and/or Caza in the Oil and Gas Interests now owned by any of them in the lands previously identified by them to Concho Resources as the PRO prospect.
     5.17 Offer to Chase Non-Accredited Investors and Chase Accredited Investors.Concho Resources will (i) with respect to the Chase Non-Accredited Investors who elect to sell their right, title and interest in and to the Additional Non-Accredited Assets for consideration including shares of Concho Resources Common Stock, within 30 days after the informational requirements of Regulation D under the Securities Act are met, (ii) with respect to the Chase Non-Accredited Investors who elect to sell their right, title and interest in and to the Additional Non-Accredited Assets for cash, as soon as possible upon being notified by such Chase Non –Accredited Investor of its interest in selling such right, title and interest, and (iii) with respect to the Chase Accredited Investors, by March 3, 2006:
     (a) offer to purchase, subject to satisfactory diligence and documentation customary in the oil and gas industry, and, if the offer is accepted, thereafter consummate the purchase of, each such Chase Non-Accredited Investor’s right, title and interest in and to the Additional Non-Accredited Assets in exchange for total aggregate consideration set forth next to each such Chase Non-Accredited Investor’s name on Schedule IV in the form of, at the option of each such Chase Non-Accredited Investor, shares of Concho Resources Common Stock or a combination of shares of Concho Resources Common Stock (at a per share price of $6.00) and cash;
     (b) offer to purchase, subject to satisfactory diligence and documentation customary in the oil and gas industry, and, if the offer is accepted, thereafter consummate the purchase of, each such Chase Non-Accredited Investor’s right, title and interest in and to the Additional Non-Accredited Assets in exchange for total aggregate cash consideration set forth next to each such Chase Non-Accredited Investor’s name on Schedule IV;
     (c) offer to purchase, subject to satisfactory diligence and documentation customary in the oil and gas industry, and, if the offer is accepted, thereafter consummate the purchase of, each Chase Accredited Investor’s right, title and interest in and to the Additional Accredited Assets in exchange for total aggregate consideration set forth next to such Chase Accredited Investor’s name on Schedule V in the form of, at the option of such Chase Accredited Investor, shares of Concho Resources Common Stock (at a per share price of $6.00) and/or cash.

VI. CONDITIONS TO CLOSING
     6.1 Conditions to Each Party’s Obligation to Effect the Transactions Contemplated by this Agreement. The respective obligation of each party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction prior to and on the Closing Date of the following conditions:
     (a) Approvals. All filings required to be made prior to the Closing Date with, and all Third Party Consents and consents, approvals, permits and authorizations required to be obtained prior to the Closing Date from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained (as the case may be), except for such consents, approvals, permits and authorizations the failure of which to be obtained would not, in the aggregate, be reasonably likely to result in a Material Adverse Effect on the applicable party, and provided that and no such consent, approval, permit or authorization shall impose terms or conditions that would have, or would be reasonably likely to have, a Material Adverse Effect on the applicable party.
     (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction, no order of any Governmental Entity having jurisdiction over any party hereto, and no other legal restraint or prohibition shall be in effect preventing or making illegal the consummation of the transactions contemplated by this Agreement.
     (c) Representations and Warranties. Each of the representations and warranties of each party set forth in this Agreement shall have been accurate in all material respects as of the Closing Date as if made on the Closing Date, except for breaches or inaccuracies of representations or warranties the circumstances giving rise to which, individually or in the aggregate, do not constitute and could not reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement (it being understood that, for purposes of determining the accuracy of such representations and warranties, all “Material Adverse Effect” qualifications and other materiality qualifications and similar qualifications contained in such representations and warranties shall be disregarded).
     (d) Performance of Obligations. Each party shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, except for obligations which, individually or in the aggregate, do not constitute and could not reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement
     (e) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to Concho Holdings, Chase or Caza.
     (f) Bank Financing. Concho Resources shall have obtained a minimum of $400,000,000 in bank financing.

     (g) Credit Agreements. Prior to the Closing Date, each of Chase and Concho Holdings shall have obtained any required consents of the lenders under their respective credit agreements to the transactions contemplated by this Agreement.
VII. CLOSING
     7.1 Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Thompson & Knight LLP, 1700 Pacific Avenue, Suite 3300, Dallas, Texas 75238 on the later of February 27, 2006 or the second business day after each of the conditions to closing in Article VI are satisfied, or at such other date, time or place as the parties hereto may agree (the “Closing Date”).
     7.2 Actions to Occur at Closing. On the Closing Date:
     (a) Each Concho Holdings Stockholder shall deliver to Concho Resources certificates representing such Concho Holdings Stockholder’s Equity Interest duly endorsed for transfer or accompanied by stock powers duly endorsed for transfer to Concho Resources.
     (b) Chase shall deliver to Concho Resources the Chase Assets;
     (c) Caza shall deliver to Concho Resources the Caza Assets;
     (d) The WI Owners shall deliver to Concho Resources the WI Assets; and
     (e) Concho Resources shall deliver (i) to each of the Concho Holdings Stockholders, their pro rata share of the Concho Holdings Consideration, (ii) to Chase, the Chase Consideration, (iii) to Caza, the Caza Consideration and (iv) to the WI Owners, their pro rata share of the WI Owner Consideration as set forth on Schedule II hereto.
     (f) Chase, Caza, and the WI Owners each shall deliver to Concho Resources a Certificate of Non-Foreign Status that satisfies Code Section 1445 and the accompanying Treasury regulations.
VIII. TERMINATION
     8.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:
     (a) by mutual written consent of all the parties hereto;
     (b) by any party hereto if (i) any Governmental Authority shall have issued any order or taken any action temporarily or permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions consummated by this Agreement or (ii) if the transactions contemplated hereby shall not have been consummated on or before March 31, 2006;
     (c) by the Concho Holdings Stockholders holding 51% of the outstanding Equity Interests of Concho Holdings if (i) there has been a breach of the representations and warranties contained in this agreement made by Chase, Caza or the WI Owners such that the condition described in Section 6.1(c) is not met and such breaching party has failed to cure such breach within 10 days following such breaching party’s receipt of notice of such breach from such Concho Holdings Stockholders or their designated representative (but in any event not later than March 31, 2006) or (ii) except for failures which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement, Chase, Caza or the WI Owners failed to comply in any material respect with any of their respective covenants or agreements contained in this Agreement and such failure has not been, or cannot be, cured within 10 days after notice and demand for cure (but in any event not later than March 31, 2006);
     (d) by Chase if (i) there has been a breach of the representations and warranties contained in this agreement made by Concho Holdings, Concho Resources or any Concho Holdings Stockholder such that the condition described in Section 6.1(c) is not met and such breaching party has failed to cure such breach within 10 days following such breaching party’s receipt of notice of such breach from Chase (but in any event not later than March 31, 2006) or (ii) except for failures which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement, Concho Holdings or on Concho Resources, Concho Holdings, Concho Resources or any Concho Holdings Stockholder failed to comply in any material respect with any of their respective covenants or agreements contained in this Agreement and such failure has not been, or cannot be, cured within 10 days after notice and demand for cure (but in any event not later than March 31, 2006).
     8.2 Effect of Termination. Each party’s right of termination under Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. In the event of termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto except with respect to this Section 8.2, the last sentence of Section 5.1 and to the extent that such termination results from the willful breach by a party hereto of any of its representations and warranties or of any of its covenants or agreements contained in this Agreement.
     8.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective managers, Board of Directors or equivalent body, if applicable, as the case may be, at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
     8.4 Extension; Waiver. At any time prior to the Closing Date, the parties hereto, by action taken or authorized by their respective managers, Board of Directors or equivalent body, if applicable, as the case may be, may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

IX. SURVIVAL
     9.1 No Survival. The respective representations and warranties of each of the parties hereto contained in this Agreement shall not survive the Closing, and thereafter none of Concho Holdings, any Concho Holdings Stockholder, Chase, Caza, any WI Owner, Concho Resources, or any of their respective officers, directors, managers, trustees, employees or Affiliates shall have any liability whatsoever (whether pursuant to this Agreement or otherwise) with respect to any such representation or warranty.
X. GENERAL PROVISIONS
     10.1 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received (a) when so delivered personally, (b) upon receipt of an appropriate electronic confirmation when so delivered by telegraph or telecopy (to such number specified below or another number or numbers as such Person may subsequently designate by notice given hereunder), or (c) five business days after the date of mailing to the following address or to such other address or addresses as such Person may subsequently designate by notice given hereunder, if so delivered by mail:
If to Concho Holdings, to:
Concho Equity Holdings Corp.
550 West Texas Avenue, Suite 1300
Midland, Texas 79701
Attn: David W. Copeland
Telephone (432) 683-7443
Telecopy (432) 683-7441
With a copy to:
Thompson & Knight LLP
1700 Pacific Avenue, Suite 3300
Dallas, Texas 75201
Attn: Mr. Joe Dannenmaier
Telephone (214) 969-1700
Telecopy (214) 969-1751
          If to the Concho Holdings Stockholders, to the address set forth opposite such Concho Holdings Stockholder’s name on the signature pages to this Agreement.
If to Chase, Caza or the WI Owners, to:
Robert C. Chase
PO Box 1767
Artesia, New Mexico 88211
Telephone 505.748.1288
Telecopy 505.746.9539

With a copy to:
Vinson & Elkins L.L.P.
First City Tower
1001 Fannin Street, Suite 2300
Houston, Texas 77002
Attn: Mr. T. Mark Kelly
Telephone 713.758.2222
Telecopy 713.615.5531
If to Concho Resources, to:
Concho Resources Inc.
550 West Texas Avenue, Suite 1300
Midland, Texas 79701
Attn: Mr. David W. Copeland
Telephone (432) 683-7443

Telecopy (432) 683-7441
With a copy to:
Thompson & Knight LLP
1700 Pacific Avenue, Suite 3300
Dallas, Texas 75201
Attn: Mr. Joe Dannenmaier
Telephone (214) 969-1700
Telecopy (214) 969-1751
     10.2 Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
     10.3 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
     10.4 Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereto and (b) is not intended to confer upon any Person other than the parties hereto any rights, remedies or obligations hereunder.
     10.5 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Texas without giving effect to the principles of conflicts of law thereof.
     10.6 Severability. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable,

or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate pursuant to Article VIII hereof.
     10.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Notwithstanding the foregoing, Concho Resources may direct that the Assets be transferred to its direct or indirect subsidiary.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CONCHO RESOURCES INC.

By:	/s/ David W. Copeland

Name:	David W. Copeland
Title:	Vice President
[Signature Page to Combination Agreement]

CONCHO EQUITY HOLDINGS CORP.

	By:	/s/ Steven L. Beal
	Name:	Steven L. Beal
	Title:	President

Address for Notice:		/s/ Timothy A. Leach

550 W. Texas, Suite 1300	Timothy A. Leach
Midland, Texas 79701

Address for Notice		/s/ Steven L. Beal

550 W. Texas, Suite 1300	Steven L. Beal
Midland, Texas 79701

Address for Notice:		/s/ David W. Copeland

550 W. Texas, Suite 1300	David W. Copeland
Midland, Texas 79701

Address for Notice:		/s/ Curt F. Kamradt

550 W. Texas, Suite 1300	Curt F. Kamradt
Midland, Texas 79701

Address for Notice:		/s/ E. Joseph Wright

550 W. Texas, Suite 1300	E. Joseph Wright
Midland, Texas 79701
[Signature Page to Combination Agreement]

Address for Notice:	/s/ David M. Thomas, III

550 W. Texas, Suite 1300	David M. Thomas, III
Midland, Texas 79701
[Signature Page to Combination Agreement]

YORKTOWN ENERGY
PARTNERS V, L.P.

		By:	Yorktown V Company, LLC
Address for Notice:			its general partner
410 Park Avenue

19th Floor			By:	/s/ W. Howard Keenan, Jr.

New York, NY 10022			Name:	W. Howard Keenan, Jr.

Attn:			Title:	Managing Member

Telephone:	(212) 515-2112

Telecopy:	(212) 515-2105

YORKTOWN ENERGY PARTNERS VI, L.P.

Address for Notice:
410 Park Avenue		By:	Yorktown VI Company, LP

19th Floor			its general partner

New York, NY 10022

Attn:

			By:	Yorktown VI Associates LLC,
Telephone:	(212) 515-2112			its general partner

Telecopy:	(212) 515-2105

				By:	/s/ W. Howard Keenan, Jr.

				Name:	W. Howard Keenan, Jr.

				Title:	Managing Member

[Signature Page to Combination Agreement]

WACHOVIA CAPITAL
PARTNERS 2004, LLC

Address for Notice:
301 South College Street

12th Floor

Charlotte, NC 28211-0732		By:	/s/ A. Wellford Tabor

Attn:		Name:	A. Wellford Tabor

Telephone:	704-374-4540	Title:	Partner

Telecopy:	704-774-4709

PPM AMERICA PRIVATE EQUITY FUND, L.P.

Address for Notice: PPM America

225 W. Wacker		By:	PPM America Capital Partners, LLC,

Suite 1200			its general partner

Chicago, IL 60606

Attn:	Champ Raju		By:	/s/ Craig Waslin

Telephone:	312-634-2577		Name:	Craig Waslin

Telecopy:	312-634-0044		Title:	Partner

MANSEFELDT CONCHO PARTNERS

Address for Notice:

		By:	/s/ Tucker Bridwell

Attn:		Name:	Tucker Bridwell

Telephone:		Title:	Managing Partner

Telecopy:

[Signature Page to Combination Agreement]

DIAN GRAVES OWEN FOUNDATION

Address for Notice:

	By:	/s/ Tucker Bridwell

Attn:	Name:	Tucker Bridwell

Telephone:	Title:	President

Telecopy:

/s/ Tucker Bridwell, by POA

Address for Notice:	Joseph Edwin Canon

Attn:

Telephone:

Telecopy:

/s/ Tucker Bridwell, by POA

Address for Notice:	Kade L. Matthews

Attn:

Telephone:

Telecopy:

TEJON ENERGY PARTNERS, L.P.

Address for Notice:

	By:	/s/ Tucker Bridwell, by POA

Attn:	Name:	Tucker Bridwell

Telephone:	Title:	President

Telecopy:

DODGE JONES FOUNDATION

Address for Notice:

	By:	/s/ Tucker Bridwell, by POA

Attn:	Name:	Tucker Bridwell

Telephone:	Title:	President

Telecopy:

[Signature Page to Combination Agreement]

YALE UNIVERSITY

Address for Notice:

	By:	/s/ David F. Swensen

Attn:	Name:	David F. Swensen

Telephone:	Title:	Chief Investment Officer

Telecopy:

[Signature Page to Combination Agreement]

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY

Address for Notice:

		By:	The Stanford Management Company

			By:	/s/ Larry S. Owen

Attn:			Name:	Larry S. Owen

Telephone:			Title:	Managing Director, Real Estate & Natural Resources

Telecopy:

THE GENERAL MILLS GROUP TRUST

Address for Notice:

General Mills

Number One General Mills Blvd.

Minneapolis, MN 55426		By:	/s/ Daralyn Peifer

Attn:	Daralyn Peifer	Name:	Daralyn Peifer

Telephone:	763 764 3289	Title:	Secretary to the General Mills, Inc. Benefit Finance Committee

Telecopy:	763 764 7384

THE VOLUNTARY EMPLOYEES
BENEFICIARY ASSOCIATION TRUST
FOR THE GENERAL MILLS AND
BAKERY CONFECTIONERY, TOBACCO
AND GRAIN MILLERS HEALTH AND
WELFARE PLAN

Address for Notice:

General Mills

Number One General Mills Blvd.

Minneapolis, MN 55426		By:	/s/ Daralyn Peifer

Attn:	Daralyn Peifer	Name:	Daralyn Peifer

Telephone:	763 764 3289	Title:	Secretary to the General Mills, Inc. Benefit Finance Committee

Telecopy:	763 764 7384

[Signature Page to Combination Agreement]

CHASE OIL CORPORATION

Address for Notice:

Post Office Box 1767

11352 Lovington Hwy		By:	/s/ Robert C. Chase

Artesia, NM 88211		Name:	Robert C. Chase, President

Attn:

Telephone:	(505) 748-1288

Telecopy:	(505) 748-9029

CAZA ENERGY LLC

Address for Notice:

Post Office Box 1767

11352 Lovington Hwy		By:	/s/ Mack C. Chase

Artesia, NM 88211		Name:	Mack C. Chase, Manager

Attn:

Telephone:	(505) 748-1288

Telecopy:	(505) 746-2362

/s/ Robert C. Chase

Robert C. Chase

Address for Notice:

Post Office Box 1767

11352 Lovington Hwy

Artesia, NM 88211		/s/ Robert C. Chase

Attn:		Richard L. Chase, by Robert C. Chase, attorney-in fact

Telephone:	(505) 748-1288

Telecopy:	(505) 746-2362

/s/ Robert C. Chase

Gerene Dianne Chase Crouch, a single woman,
by Robert C. Chase, attorney-in-fact

Address for Notice:

Post Office Box 1767

11352 Lovington Hwy

Artesia, NM 88211

Attn:
Telephone:	(505) 748-1288

Telecopy:	(505) 746-2362

[Signature Page to Combination Agreement]